PRODUCT SUPPLEMENT NO. WF1 (To Prospectus Supplement dated March 25, 2025 and Prospectus dated March 25, 2025, as may be amended)	Registration Statement No. 333-285508 Filed Pursuant to Rule 424(b)(2)

Bank of Montreal

Medium-Term Notes, Series K

Principal at Risk Securities

Linked To One Or More Indices, Exchange-Traded Funds or Equity Securities

Bank of Montreal may, from time to time, offer and sell securities linked to one or more equity indices (each, an “Index” and collectively, the “Indices”), exchange-traded funds (each, a “Fund” and collectively, the “Funds”) or common equity securities or American depositary shares (“ADSs”) of a company not affiliated with us (each, an “Underlying Stock” and collectively, the “Underlying Stocks”), or any combination thereof. The Indices, Funds and Underlying Stocks are sometimes referred to herein collectively as the “Market Measures” and individually as a “Market Measure.” Market-linked securities, such as the securities described in this product supplement, are principal-at-risk securities, which means that you may receive less than the original public offering price of the securities (the “original offering price”) at maturity, depending on the performance of one or more Market Measures. We refer to all securities offered under this product supplement as the “securities.”

The securities will be senior unsecured debt securities issued by Bank of Montreal. Any payments due on the securities, including any repayment of principal, will be subject to credit risk. If Bank of Montreal defaults on its obligations, you could lose some or all of your investment.

This prospectus supplement, which we refer to as a “product supplement,” describes some of the general terms that apply to the securities. This product supplement supplements the disclosure in any pricing supplement that may reference it, the accompanying prospectus supplement and prospectus. A separate pricing supplement will describe terms that apply to specific issuances of the securities and may include changes to the terms specified in this product supplement. A separate underlying supplement or the applicable pricing supplement will describe any Market Measure(s) to which the securities are linked. If the disclosure in the applicable pricing supplement is inconsistent with the disclosure in this product supplement, any accompanying underlying supplement, the prospectus supplement or the prospectus, the disclosure in the applicable pricing supplement will control.

You should carefully review the specific terms of the securities described in the applicable pricing supplement together with the information contained in this product supplement, any applicable underlying supplement and the accompanying prospectus supplement and prospectus before investing in the securities.

The securities will not be listed on any securities exchange.

The securities have complex features and investing in the securities involves risks not associated with an investment in conventional debt securities. See “Risk Factors” beginning on page PS-5 of this product supplement. In addition, see the applicable pricing supplement, which will describe more specifically the risks relating to the particular issuance of securities as well as the risks associated with the particular Market Measure(s) to which your securities are linked.

The securities are the unsecured obligations of Bank of Montreal, and, accordingly, all payments are subject to credit risk. If Bank of Montreal defaults on its obligations, you could lose some or all of your investment. The securities are not savings accounts, deposits or other obligations of a depository institution and are not insured by the Canada Deposit Insurance Corporation, the Federal Deposit Insurance Corporation, the Deposit Insurance Fund or any other governmental agency. The securities are not subject to conversion into Bank of Montreal's common shares under subsection 39.2(2.3) of the Canada Deposit Insurance Corporation Act.

Neither the Securities and Exchange Commission nor any state securities commission or other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this product supplement or the accompanying prospectus supplement and prospectus. Any representation to the contrary is a criminal offense.

Wells Fargo Securities

The date of this product supplement is March 25, 2025.

PS-1

About This Product Supplement

You should read this product supplement, together with the accompanying prospectus supplement and the prospectus, any applicable underlying supplement, the applicable pricing supplement and/or other supplement, which together contain a description of the terms of the securities to be offered, and which supersede all prior or contemporaneous oral statements as well as any other written materials.

You should carefully consider, among other things, the matters set forth under “Risk Factors” in this product supplement and the applicable pricing supplement, as the securities have complex features and involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the securities.

We have not authorized anyone to provide any information other than that contained or incorporated by reference in the applicable pricing supplement, this product supplement, any underlying supplement, the prospectus supplement or the prospectus with respect to the securities offered by the applicable pricing supplement and with respect to us. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The information in each of the applicable pricing supplement, this product supplement, any underlying supplement, the prospectus supplement and the prospectus may be accurate only as of the date of that document.

Defined terms used in this product supplement and not otherwise defined herein shall have the meanings ascribed to them in the accompanying prospectus supplement.

When we refer to “we,” “us” or “our” in this product supplement, we refer only to Bank of Montreal and not to any of its affiliates, and not to Bank of Montreal together with any of its subsidiaries, unless the context indicates otherwise.

PS-2

Summary

Below is a summary of some of the key terms used throughout this product supplement. The applicable pricing supplement may use another term to describe the same feature, some of which are identified below.

General:	The securities are senior unsecured debt securities issued by Bank of Montreal. The securities rank equally with all of our other unsecured senior debt from time to time outstanding. Any payments due on the securities, including any repayment of principal, are subject to credit risk. If Bank of Montreal defaults on its obligations, you could lose some or all of your investment.

Maturity Payment Amount:

Unlike ordinary debt securities, the securities do not repay a fixed amount of principal at maturity. Instead, the securities provide for a maturity payment amount that may be greater than, equal to or less than the face amount of the securities, depending on the performance of one or more:

•     equity indices (each, an “Index” and collectively, the “Indices”);

•     exchange-traded funds (each, a “Fund” and collectively, the “Funds”);

•     common equity securities or American depositary shares of a company not affiliated with us (each, an “Underlying Stock” and collectively, the “Underlying Stocks”); or

•     any combination of the foregoing,

as specified in the applicable pricing supplement. Accordingly, you could lose some or all of your investment.

In this product supplement, we sometimes refer to the Indices, Funds and Underlying Stocks to which your securities may be linked collectively as the “Market Measures” and individually as a “Market Measure.” The index underlying a Fund is sometimes referred to as a “fund underlying index.” We refer to the issuer of an Underlying Stock as an “Underlying Stock Issuer.”

The applicable pricing supplement may also refer to a Market Measure as an “Underlier” or an “Underlying.” In addition, if the securities are linked to a weighted basket composed of two or more Market Measures, the applicable pricing supplement may refer to each Market Measure as a “basket component.” The securities may also be linked to the worst performing or best performing of two or more Market Measures, as described in the accompanying pricing supplement.

You should carefully read the applicable pricing supplement to understand the circumstances in which the performance of the relevant Market Measure(s) will cause you to receive less than the face amount at stated maturity.

Coupon:	The securities will not pay a coupon unless the applicable pricing supplement specifically provides otherwise. If the applicable pricing supplement provides for the payment of a coupon, the coupon rate and the coupon payment date(s) will be specified in the applicable pricing supplement.

Face Amount and Original Offering Price:	The face amount of each security and the original offering price of each security will be specified in the applicable pricing supplement.

Pricing Date:	We refer to the date on which a particular issuance of securities is priced for initial sale to the public as the “pricing date.” The applicable pricing supplement may also refer to the pricing date as the “trade date.”

Calculation Day(s):

We refer to each date on which the value of any Market Measure is to be referenced in the determination of any payment on the securities as a “calculation day.” If there is a single calculation day for the securities, references to the “final calculation day” herein mean such calculation day.

The applicable pricing supplement may also refer to a calculation day as a “valuation date,” an “observation date,” a “determination date” or such other term as specified in the applicable pricing supplement. The calculation day(s) will be specified in the applicable pricing supplement and will be subject to postponement due to non-trading days and market disruption events. See “General Terms of the Securities—Consequences of a Market Disruption Event; Postponement of a Calculation Day.”

PS-3

Payment Date(s):	The applicable pricing supplement will specify the stated maturity date and any other date on which amounts will or may be payable on the securities (each referred to as a “payment date”). Each payment date is subject to postponement as described under “General Terms of the Securities—Payment Dates.”

Closing Value:	When we refer to the “closing value” of a Market Measure herein we mean, on any date of determination, (i) with respect to an Index, its closing level (as defined herein) on that day; (ii) with respect to a Fund, its fund closing price (as defined herein) on that day; and (iii) with respect to an Underlying Stock, its stock closing price (as defined herein) on that day.

Calculation Agent:	Unless otherwise specified in the applicable pricing supplement, BMO Capital Markets Corp. (“BMOCM”), one of our subsidiaries, will act as initial calculation agent for the securities and may appoint agents to assist it in the performance of its duties. Pursuant to the calculation agency agreement, we may appoint a different calculation agent without your consent and without notifying you.

No Listing:	The securities will not be listed on any securities exchange.

Material Tax Consequences:	For a discussion of the material Canadian and U.S. federal income and certain U.S. estate tax consequences of the ownership and disposition of the securities, see “Canadian Federal Income Tax Consequences” and “United States Federal Income Tax Considerations.”

PS-4

Risk Factors

The securities have complex features and investing in the securities will involve risks not associated with an investment in conventional debt securities. You should carefully consider the risk factors set forth below as well as the other information contained in the applicable pricing supplement, any applicable underlying supplement, the prospectus supplement and the prospectus, including the documents they incorporate by reference. The risk factors set forth below describe certain significant risks associated with an investment in the securities. You should read these risk factors together with the risk factors included in the applicable pricing supplement, which will describe more specifically the risks relating to the particular issuance of securities as well as the risks associated with the particular Market Measure(s) to which your securities are linked. As described in more detail below, the value of the securities may vary considerably before the stated maturity date due to events that are difficult to predict and are beyond our control. You should reach an investment decision only after you have carefully considered with your advisors the appropriateness of an investment in the securities in light of your particular circumstances.

General Risk Factors Relating To All Securities

The Securities Are Not Ordinary Debt Securities – You May Lose Some Or All Of The Face Amount.

Unlike ordinary debt securities, the securities do not repay a fixed amount of principal at maturity. Instead, the securities provide for a maturity payment amount that may be greater than, equal to or less than the face amount of the securities, depending on the performance of the relevant Market Measure(s) and other terms of the securities, as described in the applicable pricing supplement. You should carefully read the applicable pricing supplement to understand the circumstances in which the performance of the Market Measure(s) will cause you to receive less than the face amount of your securities at maturity. Depending on the particular terms of the securities, you may lose up to all of the face amount of your securities. You should not invest in the securities if you are unable or unwilling to bear the risk of losing a significant portion or all of the face amount of your securities at maturity.

The Securities Do Not Pay Interest.

Unless otherwise specified in the applicable pricing supplement, the securities will not pay any interest. Accordingly, unless the applicable pricing supplement specifically provides for a coupon payment, you should not invest in the securities if you seek current income during the term of the securities.

In addition, if the applicable pricing supplement provides for a coupon payment, any such coupon payment may be contingent on the performance of the relevant Market Measure(s). In that case, you may receive few or no contingent coupon payments over the term of the securities, depending on the performance of the relevant Market Measure(s). You should not invest in securities with such terms if you seek certainty of receiving current income during the term of the securities.

The Securities Are Subject To Credit Risk.

The securities are our obligations, and are not, either directly or indirectly, an obligation of any third party. Any amounts payable under the securities are subject to creditworthiness, and you will have no ability to pursue any Underlying Stock, any securities included in any Index, the shares of any Fund or any securities held by any Fund for payment. As a result, our actual and perceived creditworthiness may affect the value of the securities and, in the event we were to default on the obligations under the securities, you may not receive any amounts owed to you under the terms of the securities.

The Estimated Value Of The Securities On The Pricing Date, Based On Our Proprietary Pricing Models, Will Be Less Than The Original Offering Price.

Our initial estimated value of your securities will be only an estimate, and will be based on a number of factors. The original offering price of the securities may exceed our initial estimated value, because costs associated with offering, structuring and hedging the securities will be included in the original offering price, but will not be included in the estimated value. These costs will include any underwriting discount and selling concessions and the cost of hedging our obligations under the securities through one or more hedge counterparties (which may be one or more of our affiliates or an agent or its affiliates). Such hedging cost includes our or our hedge counterparty’s expected cost of providing such hedge, as well as the profit we or our hedge counterparty expect to realize in consideration for assuming the risks inherent in providing such hedge. The initial estimated value may be as low as the amount that will be indicated on the cover page of the applicable pricing supplement.

The Terms Of The Securities Will Not Be Determined By Reference To The Credit Spreads For Our Conventional Fixed-Rate Debt.

To determine the terms of the securities, we will use an internal funding rate that represents a discount from the credit spreads for our conventional fixed-rate debt. As a result, the terms of the securities will be less favorable to you than if we had used a higher funding rate.

PS-5

The Estimated Value Of The Securities Will Not Be An Indication Of The Price, If Any, At Which Any Other Person May Be Willing To Buy The Securities From You In The Secondary Market.

Our initial estimated value of the securities as of the applicable pricing date will be derived using our internal pricing models. This value will be based on market conditions and other relevant factors, which include volatility of the Index, dividend rates and interest rates. Different pricing models and assumptions, including those used by the agent, its affiliates or other market participants, could provide values for the securities that are greater than or less than our initial estimated value. In addition, market conditions and other relevant factors after the pricing date are expected to change, possibly rapidly, and our assumptions may prove to be incorrect. After the applicable pricing date, the value of the securities could change dramatically due to changes in market conditions, our creditworthiness, and the other factors set forth in this product supplement and in the applicable pricing supplement. These changes are likely to impact the price, if any, at which any dealer participating in the offering or its affiliates or any other party (including us or our affiliates) would be willing to purchase the securities from you in any secondary market transactions. Our initial estimated value will not represent a minimum price at which any dealer participating in the offering or any other party (including us or our affiliates) would be willing to buy your securities in any secondary market at any time.

The Value Of The Securities Prior To Stated Maturity Will Be Affected By Numerous Factors, Some Of Which Are Related In Complex Ways.

The value of the securities prior to stated maturity will be affected by the then-current value of the Market Measure(s), interest rates at that time and a number of other factors, some of which are interrelated in complex ways. The effect of any one factor may be offset or magnified by the effect of another factor. The following factors are expected to affect the value of the securities. When we refer to the “value” of your securities, we mean the value you could receive for your securities if you are able to sell them in the open market before the stated maturity date.

•	Market Measure Performance. The value of the securities prior to maturity will depend substantially on the then-current value of the Market Measure(s). The price at which you may be able to sell the securities before stated maturity may be at a discount, which could be substantial, from their original offering price, if the value of the Market Measure(s) at such time is less than, equal to or not sufficiently above its starting value or other value relevant to the determination of any payments on the securities specified in the applicable pricing supplement.

•	Interest Rates. The value of the securities may be affected by changes in the interest rates in the U.S. markets.

•	Volatility Of The Market Measure(s). Volatility is the term used to describe the size and frequency of market fluctuations. The value of the securities may be affected if the volatility of the Market Measure(s) changes.

•	Correlation Among The Market Measures. If the securities are linked to more than one Market Measure, the value of the securities may be affected by changes in the correlation among the Market Measures. Correlation refers to the extent to which the values of the Market Measures tend to fluctuate at the same time, in the same direction and in similar magnitudes. The correlation among the Market Measures may be positive, zero or negative. The value of the securities is likely to decrease if the correlation among the Market Measures decreases.

•	Time Remaining To Maturity. The value of the securities at any given time prior to maturity will likely be different from that which would be expected based on the then-current value of the Market Measure(s). This difference will most likely reflect a discount due to expectations and uncertainty concerning the value of the Market Measure(s) during the period of time still remaining to the stated maturity date.

•	Dividend Yields. The value of the securities may be affected by the dividend yields on (i) with respect to an Index, the securities included in such Index; (ii) with respect to a Fund, such Fund or the securities held by such Fund; or (iii) with respect to an Underlying Stock, such Underlying Stock. In each case, the amount of such dividends may influence the closing value of the applicable Market Measure.

•	Currency Exchange Rates. If the securities are linked to an Index or a Fund that includes securities quoted in one or more foreign currencies and the value of such Index or Fund is based on the U.S. dollar value of such securities, the value of the securities may be affected if the exchange rate between the U.S. dollar and any such foreign currency changes.

•	Volatility Of Currency Exchange Rates. If the securities are linked to an Index and the level of such Index is based on the value of its component securities as expressed in a foreign currency, then the value of the securities may be affected if the volatility of the exchange rate between the U.S. dollar and that foreign currency changes.

•	Correlation Between Currency Exchange Rates And An Index. If the securities are linked to an Index and the level of such Index is based on the value of its component securities as expressed in a foreign currency, then the value of the securities may be affected by changes in the correlation between the exchange rate between the U.S. dollar and that foreign currency and the applicable Index.

PS-6

In addition to these factors, the value of the securities will be affected by actual or anticipated changes in our creditworthiness. You should understand that the impact of one of the factors specified above, such as a change in interest rates, may offset some or all of any change in the value of the securities attributable to another factor, such as a change in the value of a Market Measure. Because numerous factors are expected to affect the value of the securities, changes in the value of the Market Measure(s) may not result in a comparable change in the value of the securities.

The Securities Will Not Be Listed On Any Securities Exchange And We Do Not Expect A Trading Market For The Securities To Develop.

The securities will not be listed or displayed on any securities exchange. Although the agent and/or its affiliates may purchase the securities from holders, they are not obligated to do so and are not required to make a market for the securities. There can be no assurance that a secondary market will develop. Because we do not expect that any market makers will participate in a secondary market for the securities, the price at which you may be able to sell your securities is likely to depend on the price, if any, at which the agent is willing to buy your securities.

If a secondary market does exist, it may be limited. Accordingly, there may be a limited number of buyers if you decide to sell your securities prior to stated maturity. This may affect the price you receive upon such sale. Consequently, you should be willing to hold the securities to stated maturity.

Investing In The Securities Is Not The Same As Investing In Any Market Measure.

Investing in the securities is not equivalent to investing in any Market Measure. As an investor in the securities, your return will not reflect the return you would realize if you actually owned and held any Underlying Stock, the shares of any Fund or the securities included in any Index for a period similar to the term of the securities because you will not receive any dividend payments, distributions or any other payments paid on those shares or securities. As a holder of the securities, you will not have any voting rights or any other rights that holders of an Underlying Stock, a Fund or the securities included in an Index would have.

Historical Values Of A Market Measure Should Not Be Taken As An Indication Of The Future Performance Of Such Market Measure During The Term Of The Securities.

It is impossible to predict whether the value of a Market Measure will fall or rise. The value of a Market Measure will be influenced by complex and interrelated political, economic, financial and other factors that can affect such Market Measure. Accordingly, any historical values of a Market Measure do not provide an indication of the future performance of such Market Measure.

A Payment Date And The Stated Maturity Date May Be Postponed If A Calculation Day Is Postponed.

A calculation day is subject to postponement for non-trading days and market disruption events as described under “General Terms of the Securities” below. If such a postponement occurs with respect to a calculation day other than the final calculation day (if any), then the related payment date will be postponed. If such a postponement occurs with respect to the final calculation day, the stated maturity date will be the later of (i) the initial stated maturity date and (ii) three business days after the last final calculation day as postponed.

Our Economic Interests And Those Of Any Dealer Participating In The Offering Are Potentially Adverse To Your Interests.

You should be aware of the following ways in which our economic interests and those of any dealer participating in the distribution of the securities, which we refer to as a “participating dealer,” are potentially adverse to your interests as an investor in the securities. In engaging in certain of the activities described below, our affiliates or any participating dealer or its affiliates may take actions that may adversely affect the value of and your return on the securities, and in so doing they will have no obligation to consider your interests as an investor in the securities. Our affiliates or any participating dealer or its affiliates may realize a profit from these activities even if investors do not receive a favorable investment return on the securities.

•	The calculation agent is our affiliate and may be required to make discretionary judgments that affect the return you receive on the securities. BMOCM, which is our affiliate, will be the calculation agent for the securities. As calculation agent, BMOCM will determine any values of a Market Measure and make any other determinations necessary to calculate any payments on the securities. In making these determinations, the calculation agent may be required to make discretionary judgments, including, but not limited to:

o	determining whether a non-trading day or market disruption event has occurred on any date that the value of a Market Measure is to be determined;

PS-7

o	with respect to an Index, (i) determining the closing level of such Index if a calculation day is postponed to the last day to which it may be postponed and a market disruption event occurs with respect to such Index on that day; (ii) if an Index is discontinued, selecting a successor equity index or, if no successor equity index is available, determining the closing level of such Index on any date of determination; and (iii) determining whether to adjust the closing level of such Index on a calculation day in the event of certain changes in or modifications to such Index;

o	with respect to a Fund, (i) determining the fund closing price of such Fund if a calculation day is postponed with respect to such Fund to the last day to which it may be postponed and a market disruption event with respect to such Fund occurs on that day; (ii) adjusting the adjustment factor for a Fund and other terms of the securities in certain circumstances; (iii) if a Fund undergoes a liquidation event, selecting a successor fund or, if no successor fund is available, determining the fund closing price of such Fund on any date of determination; and (iv) determining whether to adjust the fund closing price of a Fund on a calculation day in the event of certain changes in or modifications to such Fund or its fund underlying index; and

o	with respect to an Underlying Stock, (i) determining the stock closing price of such Underlying Stock if a calculation day is postponed with respect to such Underlying Stock to the last day to which it may be postponed and a market disruption event occurs with respect to such Underlying Stock on that day; (ii) determining the stock closing price of an Underlying Stock if it is not otherwise available on any date of determination; (iii) adjusting the adjustment factor for an Underlying Stock in certain circumstances; and (iv) if a replacement stock event occurs with respect to an Underlying Stock, selecting a replacement stock to be substituted for such Underlying Stock and making certain other adjustments to the terms of the securities.

In making these discretionary judgments, the fact that BMOCM is our affiliate may cause it to have economic interests that are adverse to your interests as an investor in the securities, and BMOCM’s determinations as calculation agent may adversely affect your return on the securities.

•	The estimated value of the securities will be calculated by us and will therefore not be an independent third-party valuation. We will calculate the estimated value of the securities set forth in the applicable pricing supplement, which will involve discretionary judgments on our part, as described under “Risk Factors—The Estimated Value Of The Securities Will Not Be An Indication Of The Price, If Any, At Which Any Other Person May Be Willing To Buy The Securities From You In The Secondary Market.” Accordingly, the estimated value of the securities set forth in the applicable pricing supplement will not be an independent third-party valuation.

•	Research reports by our affiliates or any participating dealer or its affiliates may be inconsistent with an investment in the securities and may adversely affect the value of a Market Measure. Our affiliates or any participating dealer in the offering of the securities or its affiliates may, at present or in the future, publish research reports relating to a Market Measure. When we refer to a research report relating to a Market Measure, we mean (i) with respect to an Index, research reports on such Index or the companies whose securities are included in such Index; (ii) with respect to a Fund, research reports on such Fund or its fund underlying index or the companies whose securities are held by or included in such Fund or its fund underlying index; and (iii) with respect to an Underlying Stock, research reports on such Underlying Stock. This research is modified from time to time without notice and may, at present or in the future, express opinions or provide recommendations that are inconsistent with purchasing or holding the securities. Any research reports relating to a Market Measure could adversely affect the value of the applicable Market Measure and, therefore, adversely affect the value of and your return on the securities. You are encouraged to derive information concerning a Market Measure from multiple sources and should not rely on the views expressed by us or our affiliates or any participating dealer or its affiliates. In addition, any research reports relating to a Market Measure published on or prior to the pricing date could result in an increase in the value of the applicable Market Measure on the pricing date, which would adversely affect investors in the securities by increasing the value at which such Market Measure must close on a calculation day in order for investors in the securities to receive a favorable return.

•	Business activities of our affiliates or any participating dealer or its affiliates may adversely affect the value of a Market Measure. Our affiliates or any participating dealer or its affiliates may, at present or in the future, engage in business with (i) with respect to an Index, the companies whose securities are included in such Index; (ii) with respect to a Fund, the companies whose securities are held by or included in such Fund or its fund underlying index; and (iii) with respect to an Underlying Stock, the applicable Underlying Stock Issuer. These business activities may include making loans to those companies (including exercising creditors’ remedies with respect to such loans), making equity investments in those companies or providing investment banking, asset management or other advisory services to those companies. These business activities could adversely affect the value of the applicable Market Measure and, therefore, adversely affect the value of and your return on the securities. In addition, in the course of these business activities, our affiliates or any participating dealer or its affiliates may acquire non-public information about any of those companies. If our affiliates or any participating dealer or its affiliates do acquire such non-public information, we and they are not obligated to disclose such non-public information to you.

PS-8

•	Hedging activities by our affiliates or any participating dealer or its affiliates may adversely affect the value of a Market Measure. We expect to hedge our obligations under the securities through one or more hedge counterparties, which may include our affiliates or any participating dealer or its affiliates. Pursuant to such hedging activities, our hedge counterparties may acquire (i) with respect to an Index, the securities included in such Index or listed or over-the-counter derivative or synthetic instruments related to such Index or such securities; (ii) with respect to a Fund, shares of such Fund, securities held by or included in such Fund or its fund underlying index or listed or over-the-counter derivative or synthetic instruments related to the Fund or such securities; and (iii) with respect to an Underlying Stock, such Underlying Stock or listed or over-the-counter derivative or synthetic instruments related to such Underlying Stock. Depending on, among other things, future market conditions, the aggregate amount and the composition of such positions are likely to vary over time. To the extent that our hedge counterparties have a long hedge position in such securities, they may liquidate a portion of such holdings at or about the time of a calculation day. These hedging activities could potentially adversely affect the value of the applicable Market Measure and, therefore, adversely affect the value of and your return on the securities.

•	Trading activities by our affiliates or any participating dealer or its affiliates may adversely affect the value of a Market Measure. Our affiliates or any participating dealer or its affiliates may engage in trading in (i) with respect to an Index, the securities included in such Index and other instruments relating to such Index or such securities; (ii) with respect to a Fund, the shares of such Fund or the securities held by or included in such Fund or its fund underlying index and other instruments relating to such Fund or such securities; and (iii) with respect to an Underlying Stock, such Underlying Stock and other instruments relating to such Underlying Stock on a regular basis as part of their general broker-dealer and other businesses. Any of these trading activities could potentially adversely affect the value of the applicable Market Measure and, therefore, adversely affect the value of and your return on the securities.

•	A participating dealer or its affiliates may realize hedging profits projected by its proprietary pricing models in addition to any selling concession or any other fees identified in the applicable pricing supplement, creating a further incentive for the participating dealer to sell the securities to you. If any participating dealer or any of its affiliates conducts hedging activities for us in connection with the securities, that participating dealer or its affiliates will expect to realize a projected profit from such hedging activities. If a participating dealer receives a concession and/or other fee for the sale of the securities to you, this projected hedging profit will be in addition to the concession and/or other fee, creating a further incentive for the participating dealer to sell the securities to you.

Risks Relating To U.S. Tax

The U.S. Federal Tax Consequences Of An Investment In The Securities Are Unclear.

There is no direct legal authority regarding the proper U.S. federal income tax treatment of securities that may be offered under this product supplement, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”) with respect to any security. Consequently, significant aspects of the tax treatment of the securities are uncertain, and the IRS or a court might not agree with our intended treatment of them as described in “United States Federal Income Tax Considerations.” If the IRS were successful in asserting an alternative treatment for any securities, the tax consequences (including, for non-U.S. investors, the withholding tax consequences) of ownership and disposition of such securities might be materially and adversely affected.

Certain of the securities we may offer are intended to be treated by us as prepaid forward contracts that are open transactions for U.S. federal income tax purposes. The U.S. Treasury Department (“Treasury”) and the IRS have requested comments on various issues regarding the U.S. federal income tax treatment of prepaid forward contracts and similar financial instruments and have indicated that such transactions may be the subject of future regulations or other guidance. In addition, members of Congress have proposed legislative changes to the tax treatment of derivative contracts. Any legislation, Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect.

In October 2015, Treasury and the IRS released notices designating certain “basket options,” “basket contracts” and substantially similar transactions as “reportable transactions.” In July 2024, Treasury and the IRS issued proposed regulations that include rules substantially similar to the notices but that, if finalized, would instead designate all such transactions as “listed transactions” (whereas under the notices only basket options were identified as listed transactions, while other basket contracts were identified as “transactions of interest”). The notices and proposed regulations apply to specified transactions in which a taxpayer or its “designee” exercises discretion to change the assets underlying a financial instrument. Certain exceptions apply (e.g., in the case of securities treated as “contingent payment debt instruments” or “variable rate debt instruments” for U.S. federal income tax purposes, or if the Market Measure is an Index that is widely used or tracks a broad market or market segment). If we, an index sponsor, a calculation agent or other person were to exercise certain discretion under the terms of, or relating to, a security (for example to change the Market Measures (or in the case of an Index, the Index components)) and were treated as a holder’s designee for these purposes, unless an exception applied certain holders of the relevant securities may be required to report certain information to the IRS, as set forth in the applicable Treasury regulations or be subject to substantial penalties and other adverse consequences. We may also be required to report information regarding the transaction to the IRS. Once the proposed regulations are finalized, reporting may be required even with respect to certain securities issued prior to the date of finalization.

PS-9

You should review carefully the section of this product supplement entitled “United States Federal Income Tax Considerations” and consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities, as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

You May Be Required To Recognize Taxable Income On The Securities Prior To Maturity.

If you are a U.S. investor in a security, you may be required to recognize taxable income with respect to the security prior to its maturity, even though you may not receive a corresponding amount of cash. For example, this may be the case if securities were either recharacterized as debt instruments, or treated as significantly modified for U.S. federal income tax purposes. In addition, in certain circumstances some or all of your gain, if any, with respect to certain securities may be treated as ordinary income rather than capital gain. See “United States Federal Income Tax Considerations.”

Non-U.S. Investors May Be Subject To U.S. Withholding Tax

We generally intend to treat interest or coupon payments on the securities as U.S.-source income. Therefore, unless an exemption (or reduction in rate) applies (e.g., under an applicable income tax treaty or, in the case of interest payments, under the “portfolio interest exception”) such payments are expected to be subject to U.S. withholding at a rate of 30%.

In addition, Section 871(m) of the U.S. Internal Revenue Code of 1986, as amended (“Section 871(m)”) imposes a withholding tax of up to 30% on “dividend equivalents” paid or deemed paid to non-U.S. investors with respect to certain financial instruments linked to equities that could pay U.S.-source dividends for U.S. federal income tax purposes. This withholding regime generally applies to financial instruments that substantially replicate the economic performance of one or more underlying U.S. equities, as determined based on tests set forth in the applicable Treasury regulations. The rules under Section 871(m) are complex. Even if we determine that particular securities are not subject to Section 871(m), the IRS could challenge our determination and assert that withholding is required in respect of those securities. Moreover, the application of Section 871(m) to a security may be affected by a non-U.S. investor’s other transactions. Non-U.S. investors should review the discussion under “United States Federal Income Tax Considerations—Tax Consequences to Non-U.S. Holders—Dividend Equivalents under Section 871(m) of the Code” and consult their tax advisers regarding the possible application of Section 871(m) in their particular circumstances.

Furthermore, legislation commonly known as “FATCA” and Treasury regulations thereunder generally impose a withholding tax of 30% on payments to certain non-U.S. entities (including financial intermediaries) with respect to certain financial instruments, unless various U.S. information reporting and due diligence requirements (that are in addition to, and potentially significantly more onerous than, the requirement to deliver an IRS Form W-8) have been satisfied. An intergovernmental agreement between the United States and the non-U.S. entity’s jurisdiction may modify these requirements. Withholding under FATCA applies to payments of U.S.-source “fixed or determinable annual or periodical” (FDAP) income. Although the FATCA rules require withholding also on payments of gross proceeds from dispositions of financial instruments that provide for U.S.-source income, proposed regulations would eliminate this requirement with respect to gross proceeds, and taxpayers may rely on these proposed regulations pending their finalization. If you are a non-U.S. investor, or a U.S. investor holding securities through a non-U.S. financial intermediary, you should consult your tax adviser regarding the potential application of FATCA to the securities, including the availability of certain refunds or credits.

We, or our agents, including Well Fargo Securities, will not be required to pay any additional amounts with respect to any withholding taxes.

Additional Risk Factors Relating To Securities Linked To An Index

Changes That Affect An Index May Adversely Affect The Value Of The Securities And Any Payments On The Securities.

The policies of a sponsor or publisher of an Index (each, an “index sponsor”) concerning the calculation of the relevant Index and the addition, deletion or substitution of securities comprising such Index and the manner in which an index sponsor takes account of certain changes affecting such securities may affect the value of such Index and, therefore, may affect the value of the securities and any payments on the securities. An index sponsor may discontinue or suspend calculation or dissemination of the relevant Index or materially alter the methodology by which it calculates such Index. Any such actions could adversely affect the value of the securities.

We Cannot Control Actions By Any Of The Unaffiliated Companies Whose Securities Are Included In Any Index.

Actions by any company whose securities are included in any Index to which your securities are linked may have an adverse effect on the price of its security, the closing level of such Index on any calculation day and the value of the securities. Unless otherwise disclosed in any applicable underlying supplement or the applicable pricing supplement, we will not be affiliated with any of the companies whose securities are included in any Index. These unaffiliated companies will not be involved in the offering of the securities and will have no obligations with respect to the securities, including any obligation to take our or your interests into consideration for any reason. These companies will not receive any of the proceeds of the offering of the securities and will not be responsible for, and will not have participated in, the determination of the timing of, prices for, or quantities of, the securities to be issued. These companies will not be involved with the administration, marketing or trading of the securities and will have no obligations with respect to any amounts to be paid to you on the securities.

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We And Our Affiliates Have No Affiliation With Any Index Sponsor And Have Not Independently Verified Their Public Disclosure Of Information.

We and our affiliates are not affiliated in any way with any index sponsor and have no ability to control or predict their actions, including any errors in or discontinuation of disclosure regarding the methods or policies relating to the calculation of the applicable Index. We have derived the information about any Index and its index sponsor contained in any applicable underlying supplement and in the applicable pricing supplement from publicly available information, without independent verification. You, as an investor in the securities, should make your own investigation into any applicable Index and its index sponsor. No index sponsor will be involved in the offering of the securities made hereby in any way nor will have any obligation to consider your interests as an owner of the securities in taking any actions that might affect the value of the securities.

Additional Risk Factors Relating To Securities Linked To A Fund

Changes That Affect A Fund Or Its Fund Underlying Index May Adversely Affect The Value Of The Securities And Any Payments On The Securities.

The policies of the sponsor of a Fund (a “fund sponsor”) concerning the calculation of such Fund’s net asset value, additions, deletions or substitutions of securities in such Fund and the manner in which changes in its fund underlying index are reflected in such Fund, and changes in those policies, could affect the closing price of the shares of such Fund and, therefore, may affect the value of the securities and any payments on the securities. Similarly, the policies of the sponsor of a fund underlying index (a “fund underlying index sponsor”) concerning the calculation of such fund underlying index and the addition, deletion or substitution of securities comprising such fund underlying index and the manner in which such fund underlying index sponsor takes account of certain changes affecting such securities may affect the level of such fund underlying index and the closing price of the shares of the related Fund and, therefore, may affect the value of the securities and any payments on the securities. A fund underlying index sponsor may also discontinue or suspend calculation or dissemination of such fund underlying index or materially alter the methodology by which it calculates such fund underlying index. Any such actions could adversely affect the value of the securities.

We Cannot Control Actions By Any Of The Unaffiliated Companies Whose Securities Are Included In A Fund Or Its Fund Underlying Index.

Actions by any company whose securities are included in a Fund or in its fund underlying index may have an adverse effect on the price of its security, the fund closing price of such Fund on any calculation day and the value of the securities. Unless otherwise disclosed in any applicable underlying supplement or the applicable pricing supplement, we will not be affiliated with any of the companies whose security is represented in any Fund or its fund underlying index. These unaffiliated companies will not be involved in the offering of the securities and will have no obligations with respect to the securities, including any obligation to take our or your interests into consideration for any reason. These companies will not receive any of the proceeds of the offering of the securities and will not be responsible for, and will not have participated in, the determination of the timing of, prices for, or quantities of, the securities to be issued. These companies will not be involved with the administration, marketing or trading of the securities and will have no obligations with respect to any amounts to be paid to you on the securities.

We And Our Affiliates Have No Affiliation With Any Fund Sponsor Or Fund Underlying Index Sponsor And Have Not Independently Verified Their Public Disclosure Of Information.

We and our affiliates are not affiliated in any way with any fund sponsor or fund underlying index sponsor (collectively, the “sponsors”) and have no ability to control or predict their actions, including any errors in or discontinuation of disclosure regarding their methods or policies relating to the management or calculation of the applicable Fund or its fund underlying index. We have derived the information about any Fund, its fund underlying index and the related sponsors contained in any applicable underlying supplement or the applicable pricing supplement from publicly available information, without independent verification. You, as an investor in the securities, should make your own investigation into any applicable Fund, its fund underlying index and the sponsors. The sponsors are not involved in the offering of the securities made hereby in any way and have no obligation to consider your interests as an owner of the securities in taking any actions that might affect the value of the securities.

An Investment Linked To The Shares Of A Fund Is Different From An Investment Linked To Its Fund Underlying Index.

The performance of the shares of a Fund may not exactly replicate the performance of the related fund underlying index because such Fund may not invest in all of the securities included in the related fund underlying index and because such Fund will reflect transaction costs and fees that are not included in the calculation of the related fund underlying index. A Fund may also hold securities or derivative financial instruments not included in the related fund underlying index. It is also possible that a Fund may not fully replicate the performance of its fund underlying index due to the temporary unavailability of certain securities in the secondary market or due to other extraordinary circumstances. In addition, because the shares of a Fund are traded on a securities exchange and are subject to market supply and investor demand, the value of a share of a Fund may differ from the net asset value per share of such Fund. As a result, the performance of a Fund may not correlate perfectly with the performance of the related fund underlying index, and the return on the securities based on the performance of a Fund will not be the same as the return on securities based on the performance of the related fund underlying index.

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There Are Risks Associated With A Fund.

Although the shares of any Fund to which your securities are linked will be listed for trading on a United States securities exchange and a number of similar products have been traded on such securities exchanges for varying periods of time, there is no assurance that an active trading market will continue for the shares of any Fund or that there will be liquidity in the trading market.

In addition, a Fund will be subject to management risk, which is the risk that a fund sponsor’s investment strategy, the implementation of which is subject to a number of constraints, may not produce the intended results. For example, a fund sponsor may elect to invest certain of its assets in shares of equity securities that are not included in the related fund underlying index. A Fund will also typically not be actively managed and may be affected by a general decline in market segments relating to its fund underlying index. Further, a fund sponsor may invest in securities included in, or representative of, the applicable fund underlying index regardless of their investment merits, and a fund sponsor will not attempt to take defensive positions in declining markets.

Further, under continuous listing standards adopted by the relevant securities exchange, a Fund will be required to confirm on an ongoing basis that the securities included in its fund underlying index satisfy the applicable listing requirements. In the event that a fund underlying index does not comply with the applicable listing requirements, the applicable Fund would be required to rectify such non-compliance by requesting that the relevant fund underlying index sponsor modify the relevant fund underlying index, transitioning to a new fund underlying index or obtaining relief from the Securities and Exchange Commission (the “SEC”). There can be no assurance that a fund underlying index sponsor would modify the relevant fund underlying index or that relief would be obtained from the SEC and, therefore, non-compliance with the continuous listing standards may result in a Fund being delisted. If a Fund were delisted, the calculation agent would select a successor fund or, if no successor fund is available, would determine the fund closing price of such Fund on any date of determination.

These risks may adversely affect the price of the shares of any applicable Fund and, consequently, the value of the securities.

Anti-dilution Adjustments Relating To The Shares Of A Fund Do Not Address Every Event That Could Affect Such Shares.

An adjustment factor, as described herein, will be used to determine the fund closing prices of a Fund. The adjustment factor for a Fund will be adjusted by the calculation agent for certain events affecting the shares of such Fund. However, the calculation agent will not make an adjustment for every event that could affect such shares. If an event occurs that does not require the calculation agent to adjust the adjustment factor, the value of the securities may be adversely affected.

Additional Risk Factors Relating To Securities Linked To An Underlying Stock

The Securities May Become Linked To The Common Stock Of A Company Other Than An Original Underlying Stock Issuer.

Following certain corporate events relating to an Underlying Stock, such as a stock-for-stock merger where the applicable Underlying Stock Issuer is not the surviving entity, the shares of a successor corporation to such Underlying Stock Issuer will be substituted for such Underlying Stock for all purposes of the securities. Following certain other corporate events relating to an Underlying Stock in which holders of such Underlying Stock would receive all of their consideration in cash and the surviving entity has no marketable securities outstanding or there is no surviving entity (including, but not limited to, a leveraged buyout or other going private transaction involving such Underlying Stock Issuer, or a liquidation of such Underlying Stock Issuer), the common stock of another company in the same industry group as such Underlying Stock Issuer will be substituted for such Underlying Stock for all purposes of the securities. Such substitution may also occur if an Underlying Stock consists of ADSs and such ADSs are delisted or the applicable ADS facility is terminated. In any such event, the equity-linked nature of the securities would be significantly altered. We describe the specific events that can lead to these adjustments and the procedures for selecting a replacement stock in the section entitled “General Terms of the Securities—Certain Terms for Securities Linked to an Underlying Stock—Adjustment Events.” The occurrence of such events and the consequent adjustments may materially and adversely affect the value of the securities and any payments on the securities.

We Cannot Control Actions By An Underlying Stock Issuer.

Actions by an Underlying Stock Issuer may have an adverse effect on the price of such Underlying Stock, the stock closing price of such Underlying Stock on any calculation day and the value of the securities. We are not affiliated with any Underlying Stock Issuer. No Underlying Stock Issuer will be involved in the offering of the securities nor will any Underlying Stock Issuer have any obligations with respect to the securities, including any obligation to take our interests or your interests into consideration for any reason. No Underlying Stock Issuer will receive any of the proceeds of the offering of the securities nor will be responsible for, or will have participated in, the determination of the timing of, prices for, or quantities of, the securities to be issued. No Underlying Stock Issuer will be involved with the administration, marketing or trading of the securities nor will have any obligations with respect to any amounts payable on the securities.

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We And Our Affiliates Have No Affiliation With Any Underlying Stock Issuer And Have Not Independently Verified Their Public Disclosure Of Information.

We and our affiliates are not affiliated in any way with any Underlying Stock Issuer. This product supplement and any applicable pricing supplement relates only to the securities and does not relate to any Underlying Stock. The information provided in any applicable pricing supplement concerning an Underlying Stock Issuer will be derived from publicly available documents without independent verification. Neither we nor the agent has participated in the preparation of any of those documents or made any “due diligence” investigation or any inquiry of the Underlying Stock Issuers. Furthermore, neither we nor the agent knows whether any Underlying Stock Issuer has disclosed all events occurring before the date of the applicable pricing supplement—including events that could affect the accuracy or completeness of the publicly available documents referred to above. Subsequent disclosure of any event of this kind or the disclosure of or failure to disclose material future events concerning an Underlying Stock Issuer could affect the value of the securities and any payments on the securities. You, as an investor in the securities, should make your own investigation into any applicable Underlying Stock Issuer.

In addition, there can be no assurance that an Underlying Stock Issuer will continue to be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and will distribute any reports, proxy statements, and other information required thereby to its shareholders. In the event that an Underlying Stock Issuer ceases to be subject to such reporting requirements and the securities continue to be outstanding, pricing information for the securities may be more difficult to obtain and the value and liquidity of the securities may be adversely affected. Neither we nor any agent is responsible for the public disclosure of information by any Underlying Stock Issuer, whether contained in filings with the SEC or otherwise.

You Have Limited Anti-dilution Protection.

The calculation agent will, in its sole discretion, adjust the adjustment factor of an Underlying Stock for certain events affecting such Underlying Stock, such as stock splits and stock dividends, and certain other corporate actions involving the applicable Underlying Stock Issuer, such as mergers. However, the calculation agent is not required to make an adjustment for every corporate event that can affect an Underlying Stock. For example, the calculation agent is not required to make any adjustments to the adjustment factor of an Underlying Stock if the applicable Underlying Stock Issuer or anyone else makes a partial tender or partial exchange offer for such Underlying Stock. Consequently, this could affect the value of the securities and any payments on the securities. See “General Terms of the Securities—Certain Terms for Securities Linked to an Underlying Stock—Adjustment Events” for a description of the general circumstances in which the calculation agent will make adjustments to the adjustment factor of an Underlying Stock.

Securities Linked To ADSs Carry Exchange Rate Risk.

Because ADSs are denominated in U.S. dollars but represent non-U.S. equity securities that are denominated in a non-U.S. currency, changes in currency exchange rates may adversely impact the value of the ADSs. Exchange rate movements for a particular currency can often be volatile and are the result of numerous factors including the supply of, and the demand for, those currencies, as well as the relevant government policy, intervention or actions, but are also influenced significantly from time to time by political or economic developments, and by macroeconomic factors and speculative actions related to the relevant region. Of particular importance to potential currency exchange risk are: existing and expected rates of inflation; existing and expected interest rate levels; the balance of payments in the relevant countries and the United States and between each relevant country and its major trading partners; the extent of governmental surplus or deficit in the relevant countries and the United States; and intervention by the relevant countries or the United States in currency exchange rates, including through the imposition of currency controls. All of these factors are, in turn, sensitive to the monetary, fiscal and trade policies pursued by the relevant countries, the United States and those of other countries important to international trade and finance. Therefore, exposure to exchange rate risk may result in reduced returns for securities linked to ADSs.

Additional Risks Relating To Securities Linked To ADSs.

There are important differences between the rights of holders of ADSs and the rights of holders of the shares of equity securities underlying the ADSs. Each ADS is a security evidenced by American depositary receipts that represent a certain number of shares of the issuing company. The ADSs are issued pursuant to a deposit agreement, which sets forth the rights and responsibilities of the depositary, the company, and holders of the ADSs, which may be different from the rights of holders of the underlying shares. For example, a company may make distributions in respect of the underlying shares that are not passed on to the holders of its ADSs. Any differences between the rights of holders of the ADSs and the rights of holders of the underlying shares of the company may be significant and may materially and adversely affect the value of the ADSs and, as a result, the value of securities that are linked to ADSs.

The trading patterns of the ADSs will generally reflect the characteristics and valuations of the ADS underlying stock; however, the value of the ADSs may not completely track the value of those shares. Trading volume and pricing on the applicable non-U.S. exchange may, but will not necessarily, have similar characteristics as the ADSs. For example, certain factors may increase or decrease the public float of the ADSs and, as a result, the ADSs may have less liquidity or lower market value than the ADS underlying stock.

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Holders of the underlying company’s ADSs may surrender the ADSs in order to receive and trade the ADS underlying stock. This provision permits investors in the ADSs to take advantage of price differentials between markets. However, this provision may also cause the market prices of the Underlying Stock to more closely correspond with the values of the common shares in the applicable non-U.S. markets. As a result, a market outside of the U.S. for the ADS underlying stock that is not liquid may also result in an illiquid market for the ADSs.

Additional Risk Factors Relating To Securities Linked To Non-U.S. Market Measures

In the below risk factors, “Non-U.S. Market Measures” means a non-U.S. equity security, an Index of non-U.S. equity securities and/or a Fund that holds non-U.S. equity securities.

Securities Linked To Non-U.S. Market Measures Will Be Subject To Risks Associated With Non-U.S. Securities Markets.

Non-U.S. equity securities are issued by non-U.S. companies in non-U.S. securities markets. Investments in securities linked to the value of a Non-U.S. Market Measure will be subject to risks associated with non-U.S. securities markets in the home countries of the issuers of those non-U.S. equity securities. Non-U.S. securities markets may have less liquidity and may be more volatile than U.S. securities markets, and market developments may affect non-U.S. markets differently than U.S. securities markets. Direct or indirect government intervention to stabilize a non-U.S. securities market, as well as cross-shareholdings in non-U.S. companies, may affect trading prices and volumes in those markets. In addition, governments may seek to regulate not only the Market Measures or the equity securities composing or held by the Market Measures to which your securities are linked but also derivative instruments based on the equity securities, which can affect the value of the equity securities and your securities. Also, there is generally less publicly available information about companies in some of these jurisdictions than there is about U.S. companies that are subject to the reporting requirements of the SEC, and generally non-U.S. companies are subject to accounting, auditing and financial reporting standards and requirements and securities trading rules different from those applicable to U.S. reporting companies. The prices of securities in non-U.S. markets may be affected by political, economic, financial and social factors in those countries, or global regions, including changes in government, economic and fiscal policies and currency exchange laws.

Further, non-U.S. equity securities may be issued by companies in countries based in emerging markets. Emerging markets pose further risks in addition to the risks associated with investing in foreign equity markets generally. Countries with emerging markets may have relatively unstable financial markets and governments; may present the risks of nationalization of businesses; may impose restrictions on currency conversion, exports or foreign ownership and prohibitions on the repatriation of assets; may pose a greater likelihood of regulation by the national, provincial and local governments of the emerging market countries, including the imposition of currency exchange laws and taxes; and may have less protection of property rights, less access to legal recourse and less comprehensive financial reporting and auditing requirements than more developed countries. The economies of countries with emerging markets may be based on only a few industries, may be highly vulnerable to changes in local or global trade conditions, and may suffer from extreme and volatile debt burdens or inflation rates. Local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of holdings difficult or impossible at times. Moreover, the economies in such countries may differ unfavorably from the economy in the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources, self-sufficiency and balance of payment positions. The currencies of emerging markets may also be less liquid and more volatile than those of developed markets and may be affected by political and economic developments in different ways than developed markets. The foregoing factors may adversely affect the performance of companies based in emerging markets.

Some or all of these factors may adversely affect the performance of the applicable non-U.S. equity securities and, as a result, the market value of the securities and any amounts payable on the securities.

For Securities Linked To An Index Of Non-U.S. Equity Securities, If The Prices Of Those Non-U.S. Equity Securities Are Converted Into U.S. Dollars For Purposes Of Calculating The Value Of That Index, The Securities Will Be Subject To Currency Exchange Risk.

If the securities are linked to an Index of non-U.S. equity securities and the prices of those non-U.S. equity securities are converted into U.S. dollars for purposes of calculating the value of that Index, then investors in those securities will be exposed to the currency exchange rate risk with respect to each of the currencies in which the non-U.S. equity securities underlying that Index trade. Exchange rate movements for a particular currency can often be volatile and are the result of numerous factors including the supply of, and the demand for, those currencies, as well as the relevant government policy, intervention or actions, but are also influenced significantly from time to time by political or economic developments, and by macroeconomic factors and speculative actions related to the relevant region. An investor’s net exposure will depend on the extent to which the currencies of the non-U.S. equity securities underlying the applicable Index strengthen or weaken against the U.S. dollar and the relative weight of the non-U.S. equity securities denominated in those currencies. If, taking into account that weighting, the dollar strengthens against the currencies of the securities underlying that Index, the value of that Index will be adversely affected and any amounts payable on the securities may be reduced.

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Of particular importance to potential currency exchange risk are: existing and expected rates of inflation; existing and expected interest rate levels; the balance of payments in the relevant countries and the United States and between each relevant country and its major trading partners; the extent of governmental surplus or deficit in the relevant countries and the United States; and intervention by the relevant countries or the United States in currency exchange rates, including through the imposition of currency controls. All of these factors are, in turn, sensitive to the monetary, fiscal and trade policies pursued by the relevant countries, the United States and those of other countries important to international trade and finance.

For Securities Linked To An Index Of Non-U.S. Equity Securities, If The Prices Of Those Non-U.S. Equity Securities Are Not Converted Into U.S. Dollars For Purposes Of Calculating The Value Of That Index, Any Amounts Payable On The Securities Will Not Be Adjusted For Fluctuations In Exchange Rates.

If the securities are linked to an Index of non-U.S. equity securities and the prices of those non-U.S. equity securities are not converted into U.S. dollars for purposes of calculating the value of that Index, then the value of the securities will not be adjusted for exchange rate fluctuations between the U.S. dollar and the currencies in which the non-U.S. equity securities underlying that Index are denominated, although any currency fluctuations could affect the performance of that Index. If any applicable currency appreciates relative to the U.S. dollar over the term of the securities, investors will not receive the benefit of that increase, which they would have had they owned the non-U.S. equity securities underlying that Index directly.

Securities Linked To A Fund Holding Non-U.S. Equity Securities Will Be Subject To Currency Exchange Risk.

Because the value of a Fund that holds non-U.S. equity securities is related to the U.S. dollar value of those non-U.S. equity securities, investors in securities linked to such a Fund will be exposed to the currency exchange rate risk with respect to each of the currencies in which the non-U.S. equity securities held by that Fund trade. Exchange rate movements for a particular currency can often be volatile and are the result of numerous factors including the supply of, and the demand for, those currencies, as well as the relevant government policy, intervention or actions, but are also influenced significantly from time to time by political or economic developments, and by macroeconomic factors and speculative actions related to the relevant region. An investor’s net exposure will depend on the extent to which the currencies of the non-U.S. equity securities held by a Fund strengthen or weaken against the U.S. dollar and the relative weight of the non-U.S. equity securities denominated in those currencies. If, taking into account that weighting, the U.S. dollar strengthens against the currencies of the securities held by a Fund, the value of that Fund’s portfolio will be adversely affected, which is expected to have an adverse effect on the price per share of that Fund, and any amounts payable on the securities may be reduced.

Of particular importance to potential currency exchange risk are: existing and expected rates of inflation; existing and expected interest rate levels; the balance of payments in the relevant countries and the United States and between each relevant country and its major trading partners; the extent of governmental surplus or deficit in the relevant countries and the United States; and intervention by the relevant countries or the United States in currency exchange rates, including through the imposition of currency controls. All of these factors are, in turn, sensitive to the monetary, fiscal and trade policies pursued by the relevant countries, the United States and those of other countries important to international trade and finance.

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General Terms of the Securities

Bank of Montreal will issue the securities as part of a series of senior unsecured debt securities entitled “Medium-Term Notes, Series K,” which is more fully described in the accompanying prospectus supplement. Information included in this product supplement supersedes information in the accompanying prospectus supplement and prospectus to the extent that it is different from that information.

The securities may be represented by one or more permanent global notes registered in the name of DTC, or its nominee, as described under “Description of the Notes We May Offer—Legal Ownership” in the accompanying prospectus supplement and “Description of the Debt Securities We May Offer—Legal Ownership and Book-Entry Issuance” in the accompanying prospectus. Unless otherwise specified in the applicable pricing supplement, the securities will be represented by a type of global note referred to as a master note. A master note evidences multiple securities that may be issued at different times and that may have different terms. Unless otherwise specified in the applicable pricing supplement, in connection with each issuance, we will instruct the trustee to make appropriate notations to indicate that the master note evidences the securities in that issuance.

The specific terms of the securities will be described in the applicable pricing supplement. If the terms described in the applicable pricing supplement are inconsistent with those described herein or in the accompanying prospectus supplement, the terms described in the applicable pricing supplement shall control. Defined terms used in this product supplement and not otherwise defined herein shall have the meanings ascribed to them in the accompanying prospectus supplement.

Certain Terms for Securities Linked to an Index

Certain Definitions

A “multiple exchange index” means the EURO STOXX 50® Index, the EURO STOXX® Banks Index, the MSCI ACWI Index®, the MSCI EAFE Index®, the MSCI Emerging Markets IndexSM, and any other equity index designated as a multiple exchange index in the applicable pricing supplement.

A “trading day” with respect to an Index (other than a multiple exchange index) means a day, as determined by the calculation agent, on which (i) the relevant stock exchanges with respect to each security underlying such Index are scheduled to be open for trading for their respective regular trading sessions and (ii) each related futures or options exchange with respect to such Index is scheduled to be open for trading for its regular trading session.

A “trading day” with respect to a multiple exchange index means a day, as determined by the calculation agent, on which (i) the relevant index sponsor is scheduled to publish the level of such Index and (ii) each related futures or options exchange with respect to such Index is scheduled to be open for trading for its regular trading session.

The “relevant stock exchange” for any security underlying an Index means the primary exchange or quotation system on which such security is traded, as determined by the calculation agent.

The “related futures or options exchange” for an Index means an exchange or quotation system where trading has a material effect (as determined by the calculation agent) on the overall market for futures or options contracts relating to such Index.

The “closing level” with respect to an Index on any trading day means the official closing level of that Index reported by the relevant index sponsor on such trading day, as obtained by the calculation agent on such trading day from the licensed third-party market data vendor contracted by the calculation agent at such time; in particular, taking into account the decimal precision and/or rounding convention employed by such licensed third-party market data vendor on such date. Currently, the calculation agent obtains market data from Thomson Reuters Ltd., but the calculation agent may change its market data vendor at any time without notice. The foregoing provisions of this definition of “closing level” are subject to the provisions set forth below under “—Market Disruption Events,” “—Adjustments to an Index,” “—Discontinuance of an Index” and “General Terms of the Securities—Consequences of a Market Disruption Event; Postponement of a Calculation Day.”

Market Disruption Events

A “market disruption event” with respect to an Index (other than a multiple exchange index) means any of the following events as determined by the calculation agent in its sole discretion:

(A)	The occurrence or existence of a material suspension of or limitation imposed on trading by the relevant stock exchanges or otherwise relating to securities which then comprise 20% or more of the level of such Index or any successor equity index at any time during the one-hour period that ends at the close of trading on that day, whether by reason of movements in price exceeding limits permitted by those relevant stock exchanges or otherwise.

(B)	The occurrence or existence of a material suspension of or limitation imposed on trading by any related futures or options exchange or otherwise in futures or options contracts relating to such Index or any successor equity index on any related futures or options exchange at any time during the one-hour period that ends at the close of trading on that day, whether by reason of movements in price exceeding limits permitted by the related futures or options exchange or otherwise.

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(C)	The occurrence or existence of any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, securities that then comprise 20% or more of the level of such Index or any successor equity index on their relevant stock exchanges at any time during the one-hour period that ends at the close of trading on that day.

(D)	The occurrence or existence of any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, futures or options contracts relating to such Index or any successor equity index on any related futures or options exchange at any time during the one-hour period that ends at the close of trading on that day.

(E)	The closure on any exchange business day of the relevant stock exchanges on which securities that then comprise 20% or more of the level of such Index or any successor equity index are traded or any related futures or options exchange with respect to such Index or any successor equity index prior to its scheduled closing time unless the earlier closing time is announced by the relevant stock exchange or related futures or options exchange, as applicable, at least one hour prior to the earlier of (1) the actual closing time for the regular trading session on such relevant stock exchange or related futures or options exchange, as applicable, and (2) the submission deadline for orders to be entered into the relevant stock exchange or related futures or options exchange, as applicable, system for execution at such actual closing time on that day.

(F)	The relevant stock exchange for any security underlying such Index or successor equity index or any related futures or options exchange with respect to such Index or successor equity index fails to open for trading during its regular trading session.

For purposes of determining whether a market disruption event has occurred with respect to an Index (other than a multiple exchange index):

(1)	the relevant percentage contribution of a security to the level of such Index or any successor equity index will be based on a comparison of (x) the portion of the level of such index attributable to that security and (y) the overall level of such Index or successor equity index, in each case immediately before the occurrence of the market disruption event;

(2)	the “close of trading” on any trading day for such Index or any successor equity index means the scheduled closing time of the relevant stock exchanges with respect to the securities underlying such Index or successor equity index on such trading day; provided that, if the actual closing time of the regular trading session of any such relevant stock exchange is earlier than its scheduled closing time on such trading day, then (x) for purposes of clauses (A) and (C) of the definition of “market disruption event” above, with respect to any security underlying such Index or successor equity index for which such relevant stock exchange is its relevant stock exchange, the “close of trading” means such actual closing time and (y) for purposes of clauses (B) and (D) of the definition of “market disruption event” above, with respect to any futures or options contract relating to such Index or successor equity index, the “close of trading” means the latest actual closing time of the regular trading session of any of the relevant stock exchanges, but in no event later than the scheduled closing time of the relevant stock exchanges;

(3)	the “scheduled closing time” of any relevant stock exchange or related futures or options exchange on any trading day for such Index or any successor equity index means the scheduled weekday closing time of such relevant stock exchange or related futures or options exchange on such trading day, without regard to after hours or any other trading outside the regular trading session hours; and

(4)	an “exchange business day” means any trading day for such Index or any successor equity index on which each relevant stock exchange for the securities underlying such Index or any successor equity index and each related futures or options exchange with respect to such Index or any successor equity index are open for trading during their respective regular trading sessions, notwithstanding any such relevant stock exchange or related futures or options exchange closing prior to its scheduled closing time.

A “market disruption event” with respect to a multiple exchange index means, any of (A), (B), (C) or (D) below, as determined by the calculation agent in its sole discretion:

(A)	Any of the following events occurs or exists with respect to any security included in such Index or any successor equity index, and the aggregate of all securities included in such Index or successor equity index with respect to which any such event occurs comprise 20% or more of the level of such Index or successor equity index:

•	a material suspension of or limitation imposed on trading by the relevant stock exchange for such security or otherwise at any time during the one-hour period that ends at the scheduled closing time for the relevant stock exchange for such security on that day, whether by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise;

PS-17

•	any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, such security on its relevant stock exchange at any time during the one-hour period that ends at the scheduled closing time for the relevant stock exchange for such security on that day; or

•	the closure on any exchange business day of the relevant stock exchange for such security prior to its scheduled closing time unless the earlier closing is announced by such relevant stock exchange at least one hour prior to the earlier of (i) the actual closing time for the regular trading session on such relevant stock exchange and (ii) the submission deadline for orders to be entered into the relevant stock exchange system for execution at the scheduled closing time for such relevant stock exchange on that day.

(B)	Any of the following events occurs or exists with respect to futures or options contracts relating to such Index or any successor equity index:

•	a material suspension of or limitation imposed on trading by any related futures or options exchange or otherwise at any time during the one-hour period that ends at the close of trading on such related futures or options exchange on that day, whether by reason of movements in price exceeding limits permitted by the related futures or options exchange or otherwise;

•	any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, futures or options contracts relating to such Index or successor equity index on any related futures or options exchange at any time during the one-hour period that ends at the close of trading on such related futures or options exchange on that day; or

•	the closure on any exchange business day of any related futures or options exchange prior to its scheduled closing time unless the earlier closing time is announced by such related futures or options exchange at least one hour prior to the earlier of (i) the actual closing time for the regular trading session on such related futures or options exchange and (ii) the submission deadline for orders to be entered into the related futures or options exchange system for execution at the close of trading for such related futures or options exchange on that day.

(C)	The relevant index sponsor fails to publish the level of such Index or any successor equity index (other than as a result of the relevant index sponsor having discontinued publication of such Index or successor equity index and no successor equity index being available).

(D)	Any related futures or options exchange fails to open for trading during its regular trading session.

For purposes of determining whether a market disruption event has occurred with respect to a multiple exchange index:

(1)	the relevant percentage contribution of a security included in such Index or any successor equity index to the level of such Index will be based on a comparison of (x) the portion of the level of such Index or any successor equity index attributable to that security to (y) the overall level of such index, in each case using the official opening weightings as published by the relevant index sponsor as part of the market opening data;

(2)	the “scheduled closing time” of any relevant stock exchange or related futures or options exchange on any trading day means the scheduled weekday closing time of such relevant stock exchange or related futures or options exchange on such trading day, without regard to after hours or any other trading outside the regular trading session hours; and

(3)	an “exchange business day” means any trading day on which (i) the relevant index sponsor publishes the level of such index or any successor equity index and (ii) each related futures or options exchange is open for trading during its regular trading session, notwithstanding any related futures or options exchange closing prior to its scheduled closing time.

Adjustments to an Index

If at any time the method of calculating an Index or a successor equity index, or the closing level thereof, is changed in a material respect, or if an Index or a successor equity index is in any other way modified so that such index does not, in the opinion of the calculation agent, fairly represent the level of such index had those changes or modifications not been made, then the calculation agent will, at the close of business in New York, New York, on each date that the closing level of such index is to be calculated, make such calculations and adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a level of an index comparable to such Index or successor equity index as if those changes or modifications had not been made, and the calculation agent will calculate the closing level of such Index or successor equity index with reference to such index, as so adjusted. Accordingly, if the method of calculating an Index or successor equity index is modified so that the level of such index is a fraction or a multiple of what it would have been if it had not been modified (e.g., due to a split or reverse split in such equity index), then the calculation agent will adjust such Index or successor equity index in order to arrive at a level of such index as if it had not been modified (e.g., as if the split or reverse split had not occurred).

PS-18

Discontinuance of an Index

If an index sponsor discontinues publication of an Index, and such index sponsor or another entity publishes a successor or substitute equity index that the calculation agent determines, in its sole discretion, to be comparable to such Index (a “successor equity index”), then, upon the calculation agent’s notification of that determination to the trustee and Bank of Montreal, the calculation agent will substitute the successor equity index as calculated by the relevant index sponsor or any other entity for purposes of calculating the closing level of such Index on any date of determination.  Upon any selection by the calculation agent of a successor equity index, we or one of our affiliates will cause notice to be given to holders of the securities.

In the event that an index sponsor discontinues publication of an Index prior to, and the discontinuance is continuing on, a calculation day and the calculation agent determines that no successor equity index is available at such time, the calculation agent will calculate a substitute closing level for such Index in accordance with the formula for and method of calculating such Index last in effect prior to the discontinuance, but using only those securities that comprised such Index immediately prior to that discontinuance. If a successor equity index is selected or the calculation agent calculates a level as a substitute for such Index, the successor equity index or level will be used as a substitute for such Index for all purposes, including the purpose of determining whether a market disruption event exists.

If on a calculation day an index sponsor fails to calculate and announce the level of an Index, the calculation agent will calculate a substitute closing level of such Index in accordance with the formula for and method of calculating such Index last in effect prior to the failure, but using only those securities that comprised such Index immediately prior to that failure; provided that, if a market disruption event occurs or is continuing on such day with respect to such Index, then the provisions set forth below under “General Terms of the Securities—Consequences of a Market Disruption Event; Postponement of a Calculation Day” shall apply in lieu of the foregoing.

Notwithstanding these alternative arrangements, discontinuance of the publication of, or the failure by the relevant index sponsor to calculate and announce the level of, an Index may adversely affect the value of the securities.

Certain Terms for Securities Linked to a Fund

Certain Definitions

A “trading day” with respect to a Fund means a day, as determined by the calculation agent, on which the relevant stock exchange and each related futures or options exchange with respect to such Fund or any successor thereto, if applicable, are scheduled to be open for trading for their respective regular trading sessions.

The “relevant stock exchange” for a Fund means the primary exchange or quotation system on which shares (or other applicable securities) of such Fund are traded, as determined by the calculation agent.

The “related futures or options exchange” for a Fund means each exchange or quotation system where trading has a material effect (as determined by the calculation agent) on the overall market for futures or options contracts relating to such Fund.

The “closing price” for one share of a Fund (or one unit of any other security for which a closing price must be determined) on any trading day means the official closing price on such day published by the principal United States securities exchange registered under the Exchange Act, on which such Fund (or any such other security) is listed or admitted to trading.

The “fund closing price” with respect to a Fund on any trading day means the product of (i) the closing price of one share of such Fund (or one unit of any other security for which a fund closing price must be determined) on such trading day and (ii) the adjustment factor applicable to such Fund on such trading day.

The “adjustment factor” means, with respect to a share of a Fund (or one unit of any other security for which a fund closing price must be determined), 1.0, subject to adjustment in the event of certain events affecting the shares of such Fund. See “—Anti-dilution Adjustments Relating to a Fund; Alternate Calculation” below.

Market Disruption Events

A “market disruption event” with respect to a Fund means any of the following events as determined by the calculation agent in its sole discretion:

(A)	The occurrence or existence of a material suspension of or limitation imposed on trading by the relevant stock exchange or otherwise relating to the shares (or other applicable securities) of such Fund or any successor fund on the relevant stock exchange at any time during the one-hour period that ends at the close of trading on such day, whether by reason of movements in price exceeding limits permitted by such relevant stock exchange or otherwise.

(B)	The occurrence or existence of a material suspension of or limitation imposed on trading by any related futures or options exchange or otherwise in futures or options contracts relating to the shares (or other applicable securities) of such Fund or any successor fund on any related futures or options exchange at any time during the one-hour period that ends at the close of trading on that day, whether by reason of movements in price exceeding limits permitted by the related futures or options exchange or otherwise.

PS-19

(C)	The occurrence or existence of any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, shares (or other applicable securities) of such Fund or any successor fund on the relevant stock exchange at any time during the one-hour period that ends at the close of trading on that day.

(D)	The occurrence or existence of any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, futures or options contracts relating to shares (or other applicable securities) of such Fund or any successor fund on any related futures or options exchange at any time during the one-hour period that ends at the close of trading on that day.

(E)	The closure of the relevant stock exchange or any related futures or options exchange with respect to such Fund or any successor fund prior to its scheduled closing time unless the earlier closing time is announced by the relevant stock exchange or related futures or options exchange, as applicable, at least one hour prior to the earlier of (1) the actual closing time for the regular trading session on such relevant stock exchange or related futures or options exchange, as applicable, and (2) the submission deadline for orders to be entered into the relevant stock exchange or related futures or options exchange, as applicable, system for execution at the close of trading on that day.

(F)	The relevant stock exchange or any related futures or options exchange with respect to such Fund or any successor fund fails to open for trading during its regular trading session.

For purposes of determining whether a market disruption event has occurred with respect to a Fund:

(1)	“close of trading” means the scheduled closing time of the relevant stock exchange with respect to such Fund or any successor fund; and

(2)	the “scheduled closing time” of the relevant stock exchange or any related futures or options exchange on any trading day for such Fund or any successor fund means the scheduled weekday closing time of such relevant stock exchange or related futures or options exchange on such trading day, without regard to after hours or any other trading outside the regular trading session hours.

Anti-dilution Adjustments Relating to a Fund; Alternate Calculation

Anti-dilution Adjustments

The calculation agent will adjust the adjustment factor with respect to a Fund as specified below if any of the events specified below occurs with respect to such Fund and the effective date or ex-dividend date, as applicable, for such event is after the pricing date and on or prior to the final calculation day for such Fund.

The adjustments specified below do not cover all events that could affect a Fund, and there may be other events that could affect a Fund for which the calculation agent will not make any such adjustments, including, without limitation, an ordinary cash dividend. Nevertheless, the calculation agent may, in its sole discretion, make additional adjustments to any terms of the securities upon the occurrence of other events that affect or could potentially affect the market price of, or shareholder rights in, a Fund, with a view to offsetting, to the extent practical, any such change, and preserving the relative investment risks of the securities.  In addition, the calculation agent may, in its sole discretion, make adjustments or a series of adjustments that differ from those described herein if the calculation agent determines that such adjustments do not properly reflect the economic consequences of the events specified in this product supplement or would not preserve the relative investment risks of the securities.  All determinations made by the calculation agent in making any adjustments to the terms of the securities, including adjustments that are in addition to, or that differ from, those described in this product supplement, will be made in good faith and a commercially reasonable manner, with the aim of ensuring an equitable result.  In determining whether to make any adjustment to the terms of the securities, the calculation agent may consider any adjustment made by the Options Clearing Corporation or any other equity derivatives clearing organization on options contracts on the affected Fund.

For any event described below, the calculation agent will not be required to adjust the adjustment factor for a Fund unless the adjustment would result in a change to such adjustment factor then in effect of at least 0.10%. The adjustment factor resulting from any adjustment will be rounded up or down, as appropriate, to the nearest one-hundred thousandth.

(A)	Stock Splits and Reverse Stock Splits

If a stock split or reverse stock split has occurred with respect to a Fund, then once such split has become effective, the adjustment factor for such Fund will be adjusted to equal the product of the prior adjustment factor for such Fund and the number of securities which a holder of one share (or other applicable security) of such Fund before the effective date of such stock split or reverse stock split would have owned or been entitled to receive immediately following the applicable effective date.

PS-20

(B)	Stock Dividends

If a dividend or distribution of shares (or other applicable securities) of a Fund has been made by such Fund ratably to all holders of record of such shares (or other applicable security), then the adjustment factor for such Fund will be adjusted on the ex-dividend date to equal the prior adjustment factor for such Fund plus the product of the prior adjustment factor for such Fund and the additional number of shares (or other applicable security) of such Fund which a holder of one share (or other applicable security) of such Fund before the ex-dividend date would have been entitled to receive immediately following that date; provided, however, that no adjustment will be made for a distribution for which the number of securities of such Fund paid or distributed is based on a fixed cash equivalent value.

(C)	Extraordinary Dividends

If an extraordinary dividend (as defined below) has occurred with respect to a Fund, then the adjustment factor for such Fund will be adjusted on the ex-dividend date to equal the product of the prior adjustment factor for such Fund and a fraction, the numerator of which is the closing price per share (or other applicable security) of such Fund on the trading day preceding the ex-dividend date, and the denominator of which is the amount by which the closing price per share (or other applicable security) of such Fund on the trading day preceding the ex-dividend date exceeds the extraordinary dividend amount (as defined below).

For purposes of determining whether an extraordinary dividend has occurred:

(1)	“extraordinary dividend” means any cash dividend or distribution (or portion thereof) that the calculation agent determines, in its sole discretion, is extraordinary or special; and

(2)	“extraordinary dividend amount” with respect to an extraordinary dividend for the securities of a Fund will equal the amount per share (or other applicable security) of such Fund of the applicable cash dividend or distribution that is attributable to the extraordinary dividend, as determined by the calculation agent in its sole discretion.

A distribution on the securities of a Fund described below under the section entitled “—Reorganization Events” below that also constitutes an extraordinary dividend will only cause an adjustment pursuant to that “—Reorganization Events” section.

(D)	Other Distributions

If a Fund declares or makes a distribution to all holders of the shares (or other applicable security) of such Fund of any non-cash assets, excluding dividends or distributions described under the section entitled “—Stock Dividends” above, then the calculation agent may, in its sole discretion, make such adjustment (if any) to the adjustment factor as it deems appropriate in the circumstances. If the calculation agent determines to make an adjustment pursuant to this paragraph, it will do so with a view to offsetting, to the extent practical, any change in the economic position of a holder of the securities that results solely from the applicable event.

(E)	Reorganization Events

If a Fund, or any successor fund, is subject to a merger, combination, consolidation or statutory exchange of securities with another exchange traded fund, and such Fund is not the surviving entity (a “reorganization event”), then, on or after the date of such event, the calculation agent shall, in its sole discretion, make an adjustment to the adjustment factor for such Fund or the method of determining the maturity payment amount or any other terms of the securities as the calculation agent determines appropriate to account for the economic effect on the securities of such event, and determine the effective date of that adjustment. If the calculation agent determines that no adjustment that it could make will produce a commercially reasonable result, then the calculation agent may deem such event a liquidation event (as defined below).

Liquidation Events

If a Fund is de-listed, liquidated or otherwise terminated (a “liquidation event”), and a successor or substitute exchange traded fund exists that the calculation agent determines, in its sole discretion, to be comparable to such Fund, then, upon the calculation agent’s notification of that determination to the trustee and Bank of Montreal, any subsequent fund closing price for such Fund will be determined by reference to the fund closing price of such successor or substitute exchange traded fund (such exchange traded fund being referred to herein as a “successor fund”), with such adjustments as the calculation agent determines are appropriate to account for the economic effect of such substitution on holders of the securities.

PS-21

If a Fund undergoes a liquidation event prior to, and such liquidation event is continuing on, the date that any fund closing price of such Fund is to be determined and the calculation agent determines that no successor fund is available at such time, then the calculation agent will, in its discretion, calculate the fund closing price for such Fund on such date by a computation methodology that the calculation agent determines will as closely as reasonably possible replicate such Fund, provided that if the calculation agent determines in its discretion that it is not practicable to replicate such Fund (including but not limited to the instance in which a fund underlying index sponsor discontinues publication of the relevant fund underlying index), then the calculation agent will calculate the fund closing price for such Fund in accordance with the formula last used to calculate such fund closing price before such liquidation event, but using only those securities that were held by such Fund immediately prior to such liquidation event without any rebalancing or substitution of such securities following such liquidation event. Notwithstanding the foregoing, in the case of a Fund that does not track an index of equity securities, if such Fund undergoes a liquidation event prior to, and such liquidation event is continuing on, the date that any fund closing price of such Fund is to be determined and the calculation agent determines (i) that no successor fund is available at such time and (ii) that it is not practicable to replicate such Fund, then the calculation agent will, in its discretion, calculate the fund closing price for such Fund on such date in good faith and in a commercially reasonable manner.

If a successor fund is selected or the calculation agent calculates the fund closing price as a substitute for a Fund, such successor fund or fund closing price will be used as a substitute for such Fund for all purposes, including for purposes of determining whether a market disruption event exists with respect to such Fund. Notwithstanding these alternative arrangements, a liquidation event with respect to a Fund may adversely affect the value of the securities.

If any event is both a reorganization event and a liquidation event, such event will be treated as a reorganization event for purposes of the securities unless the calculation agent makes the determination referenced in the last sentence of the section entitled “—Anti-dilution Adjustments—Reorganization Events” above.

Alternate Calculation

If at any time the method of calculating a Fund or a successor fund, or the related fund underlying index, is changed in a material respect, or if a Fund or a successor fund is in any other way modified so that such fund does not, in the opinion of the calculation agent, fairly represent the price of the securities of such Fund or such successor fund had such changes or modifications not been made, then the calculation agent may, at the close of business in New York City on the date that any fund closing price is to be determined, make such calculations and adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a closing price of an exchange traded fund comparable to such Fund or such successor fund, as the case may be, as if such changes or modifications had not been made, and calculate the fund closing price of such Fund and determine the maturity payment amount and any other terms of the securities with reference to such adjusted closing price of such Fund or such successor fund, as applicable.

Certain Terms for Securities Linked to an Underlying Stock

Certain Definitions

A “trading day” with respect to an Underlying Stock means a day, as determined by the calculation agent, on which trading is generally conducted on the principal trading market for such Underlying Stock (as determined by the calculation agent, in its sole discretion), the Chicago Mercantile Exchange and the Chicago Board Options Exchange and in the over-the-counter market for equity securities in the United States.

The “closing price” for one share of an Underlying Stock (or one unit of any other security for which a closing price must be determined) on any trading day means:

•	if such Underlying Stock (or any such other security) is listed or admitted to trading on a national securities exchange, the official closing price on such day published by the principal United States securities exchange registered under the Exchange Act on which such Underlying Stock (or any such other security) is listed or admitted to trading; or

•	if such Underlying Stock (or any such other security) is not listed or admitted to trading on any national securities exchange but is included in the OTC Bulletin Board Service operated by the Financial Industry Regulatory Authority, Inc. (“FINRA”), the last reported sale price of the principal trading session on the OTC Bulletin Board Service on such day.

If such Underlying Stock (or any such other security) is listed or admitted to trading on any national securities exchange but the official closing price is not available pursuant to the preceding sentence, then the closing price for one share of such Underlying Stock (or one unit of any such other security) on any trading day will mean the last reported sale price of the principal trading session on the over-the-counter market as reported on the OTC Bulletin Board Service on such day.

If the official closing price or the last reported sale price, as applicable, for such Underlying Stock (or any such other security) is not available pursuant to either of the two preceding sentences, then the closing price per share for any trading day will be the mean, as determined by the calculation agent, of the bid price for such Underlying Stock (or any such other security) obtained from as many recognized dealers in such security, but not exceeding three, as will make such bid prices available to the calculation agent. Bids of BMOCM, any dealer participating in the offering or any of their respective affiliates may be included in the calculation of such mean, but only to the extent that any such bid is the highest of the bids obtained. The term “OTC Bulletin Board Service” will include any successor service thereto or, if the OTC Bulletin Board Service is discontinued and there is no successor service thereto, the OTC Reporting Facility operated by FINRA.

The “stock closing price” with respect to an Underlying Stock on a trading day, means the product of the closing price of such Underlying Stock and the adjustment factor for such Underlying Stock, each on such trading day.

PS-22

The “adjustment factor” for an Underlying Stock is initially 1.0. The adjustment factor for an Underlying Stock will remain constant for the term of the securities, subject to adjustment for certain corporate events relating to the applicable Underlying Stock Issuer as described in the section entitled “—Adjustment Events” below.

Market Disruption Events

A “market disruption event” means, with respect to an Underlying Stock, the occurrence or existence of any of the following events:

•	a suspension, absence or material limitation of trading in such Underlying Stock on its primary market for more than two hours of trading or during the one-half hour before the close of trading in that market, as determined by the calculation agent in its sole discretion;

•	a suspension, absence or material limitation of trading in option or futures contracts relating to such Underlying Stock, if available, in the primary market for those contracts for more than two hours of trading or during the one-half hour before the close of trading in that market, as determined by the calculation agent in its sole discretion;

•	such Underlying Stock does not trade on the New York Stock Exchange, the Nasdaq Global Select Market, the Nasdaq Global Market or what was the primary market for such Underlying Stock, as determined by the calculation agent in its sole discretion; or

•	any other event, if the calculation agent determines in its sole discretion that the event materially interferes with our ability or the ability of any of our affiliates to unwind all or a material portion of a hedge with respect to the securities that we or our affiliates have effected or may effect.

The following events will not be a market disruption event with respect to an Underlying Stock:

•	a limitation on the hours or number of days of trading in such Underlying Stock in its primary market, but only if the limitation results from an announced change in the regular business hours of the relevant market; and

•	a decision to permanently discontinue trading in the option or futures contracts relating to such Underlying Stock.

For this purpose, a “suspension, absence or material limitation of trading” in the applicable market will not include any time when that market is itself closed for trading under ordinary circumstances. In contrast, a “suspension, absence or material limitation of trading” in the applicable market for such Underlying Stock or option or futures contracts relating to such Underlying Stock, as applicable, by reason of any of:

•	a price change exceeding limits set by that market;

•	an imbalance of orders relating to such Underlying Stock or those contracts; or

•	a disparity in bid and asked quotes relating to such Underlying Stock or those contracts will constitute a “suspension, absence or material limitation of trading” in such Underlying Stock or those contracts, as the case may be, in the applicable market.

Adjustment Events

The adjustment factor for an Underlying Stock is initially 1.0. However, the adjustment factor for an Underlying Stock is subject to adjustment by the calculation agent as a result of the dilution and reorganization events described in this section. The adjustments described below do not cover all events that could affect the Underlying Stocks and, consequently, the value of your securities, such as a tender or exchange offer by the applicable Underlying Stock Issuer for such Underlying Stock at a premium to its market price or a tender or exchange offer made by a third party for less than all outstanding shares of such Underlying Stock. We describe the risks relating to dilution above under “Risk Factors—Additional Risk Factors Relating to Securities Linked to An Underlying Stock—You Have Limited Anti-dilution Protection.”

How adjustments will be made

If one of the events described below occurs with respect to an Underlying Stock and the calculation agent determines that the event has a dilutive or concentrative effect on the market price of such Underlying Stock, the calculation agent will calculate a corresponding adjustment to the adjustment factor for such Underlying Stock as the calculation agent deems appropriate to account for that dilutive or concentrative effect. For example, if an adjustment is required because of a two-for-one stock split, then the adjustment factor for such Underlying Stock will be adjusted by the calculation agent by multiplying the existing adjustment factor by a fraction whose numerator is the number of shares of such Underlying Stock outstanding immediately after the stock split and whose denominator is the number of shares of such Underlying Stock outstanding immediately prior to the stock split. Consequently, the adjustment factor for such Underlying Stock will be adjusted to double the prior adjustment factor, due to the corresponding decrease in the market price of such Underlying Stock. Adjustments to the adjustment factor for an Underlying Stock will be made for events with an effective date or ex-dividend date, as applicable, from but excluding the pricing date to and including the applicable calculation day for such Underlying Stock (the “adjustment period”).

PS-23

The calculation agent will also determine the effective date of that adjustment, and the replacement of an Underlying Stock, if applicable, in the event of a consolidation or merger or certain other events in respect of the applicable Underlying Stock Issuer. Upon making any such adjustment, the calculation agent will give notice as soon as practicable to the trustee and the paying agent, stating the adjustment to the adjustment factor of such Underlying Stock. The calculation agent will not be required to make any adjustments to the adjustment factor for purposes of calculating the stock closing price for a calculation day after the close of business on such calculation day; provided that any such adjustments to the adjustment factor will be taken into account for purposes of determining the stock closing price for any subsequent calculation day. In no event, however, will an anti-dilution adjustment to the adjustment factor of an Underlying Stock during the term of the securities be deemed to change the face amount per security.

If more than one event requiring adjustment occurs with respect to an Underlying Stock, the calculation agent will make an adjustment for each event in the order in which the events occur, and on a cumulative basis. Thus, having made an adjustment for the first event, the calculation agent will adjust the adjustment factor for such Underlying Stock for the second event, applying the required adjustment to the adjustment factor for such Underlying Stock as already adjusted for the first event, and so on for any subsequent events.

For any dilution event described below, other than a consolidation or merger, the calculation agent will not have to adjust the adjustment factor for an Underlying Stock unless the adjustment would result in a change to the adjustment factor of such Underlying Stock then in effect of at least 0.10%. The adjustment factor of such Underlying Stock resulting from any adjustment will be rounded up or down, as appropriate, to the nearest one-hundred thousandth.

If an event requiring an anti-dilution adjustment occurs with respect to an Underlying Stock, the calculation agent will make the adjustment with a view to offsetting, to the extent practical, any change in your economic position relative to your securities that results solely from that event. The calculation agent may, in its sole discretion, modify the anti-dilution adjustments as necessary to ensure an equitable result.

The calculation agent will make all determinations with respect to anti-dilution adjustments, including any determination as to whether an event requiring adjustment has occurred with respect to an Underlying Stock, as to the nature of the adjustment required for such Underlying Stock and how it will be made or as to the value of any property distributed in a reorganization event, and will do so in its sole discretion. In the absence of manifest error, those determinations will be conclusive for all purposes and will be binding on you and us, without any liability on the part of the calculation agent. You will not be entitled to any compensation from us for any loss suffered as a result of any of these determinations by the calculation agent. The calculation agent will provide information about the adjustments that it makes upon your written request.

If any of the adjustments specified below is required to be made with respect to an amount or value of any cash or other property that is distributed by an Underlying Stock Issuer organized outside the United States, such amount or value will be converted to U.S. dollars, as applicable, and will be reduced by any applicable foreign withholding taxes that would apply to such distribution if such distribution were paid to a U.S. person that is eligible for the benefits of an applicable income tax treaty, if any, between the United States and the jurisdiction of organization of such Underlying Stock Issuer, as determined by the calculation agent, in its sole discretion.

No adjustments will be made for certain other events, such as offerings of common stock by an Underlying Stock Issuer for cash or in connection with the occurrence of a partial tender or exchange offer for an Underlying Stock by the Underlying Stock Issuer of such Underlying Stock or any other person.

Stock Splits and Reverse Stock Splits

A stock split is an increase in the number of a corporation’s outstanding shares of stock without any change in its stockholders’ equity. Each outstanding share will be worth less as a result of a stock split.

A reverse stock split is a decrease in the number of a corporation’s outstanding shares of stock without any change in its stockholders’ equity. Each outstanding share will be worth more as a result of a reverse stock split.

If an Underlying Stock is subject to a stock split or a reverse stock split, then once the split has become effective the calculation agent will adjust the adjustment factor for such Underlying Stock to equal the product of the prior adjustment factor of such Underlying Stock and the number of shares issued in such stock split or reverse stock split with respect to one share of such Underlying Stock.

Stock Dividends

In a stock dividend, a corporation issues additional shares of its stock to all holders of its outstanding stock in proportion to the shares they own. Each outstanding share will be worth less as a result of a stock dividend.

PS-24

If an Underlying Stock is subject to a stock dividend payable in shares of such Underlying Stock that is given ratably to all holders of shares of such Underlying Stock, then once the dividend has become effective the calculation agent will adjust the adjustment factor for such Underlying Stock on the ex-dividend date to equal the sum of the prior adjustment factor for such Underlying Stock and the product of:

•	the number of shares issued with respect to one share of such Underlying Stock, and

•	the prior adjustment factor for such Underlying Stock.

The “ex-dividend date” for any dividend or other distribution is the first day on and after which such Underlying Stock trades without the right to receive that dividend or distribution.

No Adjustments for Other Dividends and Distributions

Unless otherwise specified in the applicable pricing supplement, the adjustment factor for an Underlying Stock will not be adjusted to reflect dividends, including cash dividends, or other distributions paid with respect to such Underlying Stock, other than:

•	stock dividends described above,

•	issuances of transferable rights and warrants as described in “ —Transferable Rights and Warrants” below,

•	distributions that are spin-off events described in “ —Reorganization Events” below, and

•	extraordinary dividends described below.

An “extraordinary dividend” means each of (a) the full amount per share of an Underlying Stock of any cash dividend or special dividend or distribution that is identified by the applicable Underlying Stock Issuer as an extraordinary or special dividend or distribution, (b) the excess of any cash dividend or other cash distribution (that is not otherwise identified by the applicable Underlying Stock Issuer as an extraordinary or special dividend or distribution) distributed per share of such Underlying Stock over the immediately preceding cash dividend or other cash distribution, if any, per share of such Underlying Stock that did not include an extraordinary or special dividend (as adjusted for any subsequent corporate event requiring an adjustment as described in this section, such as a stock split or reverse stock split) if such excess portion of the dividend or distribution is more than 5.00% of the closing price of such Underlying Stock on the trading day preceding the ex-dividend date for the payment of such cash dividend or other cash distribution (such closing price, the “extraordinary dividend base closing price”) and (c) the full cash value of any non-cash dividend or distribution per share of such Underlying Stock (excluding marketable securities, as defined below).

If an Underlying Stock is subject to an extraordinary dividend, then once the extraordinary dividend has become effective the calculation agent will adjust the adjustment factor for such Underlying Stock on the ex-dividend date to equal the product of:

•	the prior adjustment factor for such Underlying Stock, and

•	a fraction, the numerator of which is the extraordinary dividend base closing price of such Underlying Stock on the trading day preceding the ex-dividend date and the denominator of which is the amount by which the extraordinary dividend base closing price of such Underlying Stock on the trading day preceding the ex-dividend date exceeds the extraordinary dividend.

Notwithstanding anything herein, the initiation by an Underlying Stock Issuer of an ordinary dividend on such Underlying Stock or any announced increase in the ordinary dividend on such Underlying Stock will not constitute an extraordinary dividend requiring an adjustment.

To the extent an extraordinary dividend is not paid in cash or is paid in a currency other than U.S. dollars, the value of the non-cash component or non-U.S. currency will be determined by the calculation agent, in its sole discretion. A distribution on an Underlying Stock that is a dividend payable in shares of such Underlying Stock, an issuance of rights or warrants or a spin-off event and also an extraordinary dividend will result in an adjustment to the number of shares of such Underlying Stock only as described in “—Stock Dividends” above, “—Transferable Rights and Warrants” below or “—Reorganization Events” below, as the case may be, and not as described here.

Transferable Rights and Warrants

If an Underlying Stock Issuer issues transferable rights or warrants to all holders of such Underlying Stock to subscribe for or purchase such Underlying Stock at an exercise price per share that is less than the closing price of such Underlying Stock on the trading day before the ex-dividend date for the issuance, then the adjustment factor for such Underlying Stock will be adjusted to equal the product of:

•	the prior adjustment factor for such Underlying Stock, and

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•	a fraction, (1) the numerator of which will be the number of shares of such Underlying Stock outstanding at the close of trading on the trading day before the ex-dividend date (as adjusted for any subsequent event requiring an adjustment hereunder) plus the total number of shares of such Underlying Stock offered for subscription or purchase pursuant to the rights or warrants and (2) the denominator of which will be the number of shares of such Underlying Stock outstanding at the close of trading on the trading day before the ex-dividend date (as adjusted for any subsequent event requiring an adjustment hereunder) plus the number of additional shares of such Underlying Stock (referred to herein as the “additional shares”) that the aggregate offering price of the total number of shares of such Underlying Stock so offered for subscription or purchase pursuant to the rights or warrants would purchase at the closing price on the trading day before the ex-dividend date for the issuance.

The number of additional shares will be equal to:

•	the product of (1) the total number of shares of such Underlying Stock offered for subscription or purchase pursuant to the rights or warrants and (2) the exercise price of the rights or warrants, divided by

•	the closing price of such Underlying Stock on the trading day before the ex-dividend date for the issuance.

If the number of shares of such Underlying Stock actually delivered in respect of the rights or warrants differs from the number of shares of such Underlying Stock offered in respect of the rights or warrants, then the adjustment factor for such Underlying Stock will promptly be readjusted to the adjustment factor for such Underlying Stock that would have been in effect had the adjustment been made on the basis of the number of shares of such Underlying Stock actually delivered in respect of the rights or warrants.

Reorganization Events

Each of the following is a reorganization event with respect to an Underlying Stock:

•	such Underlying Stock is reclassified or changed (other than in a stock split or reverse stock split),

•	the applicable Underlying Stock Issuer has been subject to a merger, consolidation or other combination and either is not the surviving entity or is the surviving entity but all outstanding shares of such Underlying Stock are exchanged for or converted into other property,

•	a statutory share exchange involving outstanding shares of such Underlying Stock and the securities of another entity occurs, other than as part of an event described above,

•	the applicable Underlying Stock Issuer sells or otherwise transfers its property and assets as an entirety or substantially as an entirety to another entity,

•	the applicable Underlying Stock Issuer effects a spin-off, other than as part of an event described above (in a spin-off, a corporation issues to all holders of its common stock equity securities of another issuer), or

•	the applicable Underlying Stock Issuer is liquidated, dissolved or wound up or is subject to a proceeding under any applicable bankruptcy, insolvency or other similar law, or another entity completes a tender or exchange offer for all the outstanding shares of such Underlying Stock.

Adjustments for Reorganization Events

If a reorganization event occurs with respect to an Underlying Stock, then the calculation agent will adjust the adjustment factor for such Underlying Stock to reflect the amount and type of property or properties—whether cash, securities, other property or a combination thereof—that a holder of one share of such Underlying Stock would have been entitled to receive in relation to the reorganization event. We refer to this new property as the “reorganization property.”

Reorganization property can be classified into two categories:

•	an equity security listed on a national securities exchange, which we refer to generally as a “marketable security” and, in connection with a particular reorganization event, “new stock,” which may include any tracking stock, any stock received in a spin-off (“spin-off stock”) or any marketable security received in exchange for the applicable Underlying Stock; and

•	cash and any other property, assets or securities other than marketable securities (including equity securities that are not listed, that are traded over the counter or that are listed on a non-U.S. securities exchange), which we refer to as “non-stock reorganization property.”

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For the purpose of making an adjustment required by a reorganization event, the calculation agent, in its sole discretion, will determine the value of each type of the reorganization property. For purposes of valuing any new stock, the calculation agent will use the closing price of the security on the relevant trading day. The calculation agent will value non-stock reorganization property in any manner it determines, in its sole discretion, to be appropriate. In connection with a reorganization event in which reorganization property includes new stock, for the purpose of determining the adjustment factor for any new stock as described below, the term “new stock reorganization ratio” means the product of (i) the number of shares of the new stock received with respect to one share of such Underlying Stock and (ii) the adjustment factor for the applicable Underlying Stock on the trading day immediately prior to the effective date of the reorganization event.

If a holder of shares of the applicable Underlying Stock may elect to receive different types or combinations of types of reorganization property in the reorganization event, the reorganization property will consist of the types and amounts of each type distributed to a holder of shares of such Underlying Stock that makes no election, as determined by the calculation agent in its sole discretion.

If any reorganization event occurs with respect to an Underlying Stock, then on and after the effective date for such reorganization event (or, if applicable, in the case of spinoff stock, the ex-dividend date for the distribution of such spinoff stock) the term “Underlying Stock” in this product supplement will be deemed to mean the following with respect to such Underlying Stock, and for each share of such Underlying Stock, new stock and/or replacement stock so deemed to constitute such Underlying Stock, the adjustment factor for such Underlying Stock will be equal to the applicable number indicated:

(a)	if such Underlying Stock continues to be outstanding:

(1)	that Underlying Stock (if applicable, as reclassified upon the issuance of any tracking stock) at the adjustment factor for such Underlying Stock in effect on the trading day immediately prior to the effective date of the reorganization event; and

(2)	if the reorganization property includes new stock, a number of shares of new stock equal to the new stock reorganization ratio;

provided that, if any non-stock reorganization property is received in the reorganization event, the results of (a)(1) and (a)(2) above will each be multiplied by the “gross-up multiplier,” which will be equal to a fraction, the numerator of which is the closing price of the original Underlying Stock on the trading day immediately prior to the effective date of the reorganization event and the denominator of which is the amount by which such closing price of the original Underlying Stock exceeds the value of the non-stock reorganization property received per share of such Underlying Stock as determined by the calculation agent as of the close of trading on such trading day; or

(b)	if such Underlying Stock is surrendered for reorganization property:

(1)	that includes new stock, a number of shares of new stock equal to the new stock reorganization ratio; provided that, if any non-stock reorganization property is received in the reorganization event, such number will be multiplied by the gross-up multiplier; or

(2)	that consists exclusively of non-stock reorganization property:

(i)	if the surviving entity has marketable securities outstanding following the reorganization event and either (A) such marketable securities were in existence prior to such reorganization event or (B) such marketable securities were exchanged for previously outstanding marketable securities of the surviving entity or its predecessor (“predecessor stock”) in connection with such reorganization event (in either case of (A) or (B), the “successor stock”), a number of shares of the successor stock determined by the calculation agent on the trading day immediately prior to the effective date of such reorganization event equal to the adjustment factor for such Underlying Stock in effect on the trading day immediately prior to the effective date of such reorganization event multiplied by a fraction, the numerator of which is the value of the non-stock reorganization property per share of such Underlying Stock on such trading day and the denominator of which is the closing price of the successor stock on such trading day (or, in the case of predecessor stock, the closing price of the predecessor stock multiplied by the number of shares of the successor stock received with respect to one share of the predecessor stock); or

(ii)	if the surviving entity does not have marketable securities outstanding, or if there is no surviving entity (in each case, a “replacement stock event”), a number of shares of replacement stock (selected as defined below) with an aggregate value on the effective date of such reorganization event equal to the value of the non-stock reorganization property multiplied by the adjustment factor for such Underlying Stock in effect on the trading day immediately prior to the effective date of such reorganization event.

If a reorganization event occurs with respect to the shares of an Underlying Stock and the calculation agent adjusts the adjustment factor of such Underlying Stock to reflect the reorganization property in the event as described above, the calculation agent will make further anti-dilution adjustments for any later events that affect the reorganization property, or any component of the reorganization property, comprising the new adjustment factor of such Underlying Stock. The calculation agent will do so to the same extent that it would make adjustments if the shares of such Underlying Stock were outstanding and were affected by the same kinds of events. If a subsequent reorganization event affects only a particular component of the number of shares of such Underlying Stock, the required adjustment will be made with respect to that component as if it alone were the number of shares of such Underlying Stock.

PS-27

For purposes of adjustments for reorganization events, in the case of a consummated tender or exchange offer or going-private transaction involving reorganization property of a particular type, reorganization property will be deemed to include the amount of cash or other property paid by the offeror in the tender or exchange offer with respect to such reorganization property (in an amount determined on the basis of the rate of exchange in such tender or exchange offer or going-private transaction). In the event of a tender or exchange offer or a going-private transaction with respect to reorganization property in which an offeree may elect to receive cash or other property, reorganization property will be deemed to include the kind and amount of cash and other property received by offerees who elect to receive cash.

Replacement Stock Events

Following the occurrence of a replacement stock event described in paragraph (b)(2)(ii) above or in “—Delisting of American Depositary Shares or Termination of American Depositary Receipt Facility” below with respect to an Underlying Stock, the stock closing price of the applicable underlying stock on any calculation day on or after the effective date of the replacement stock event will be determined by reference to a replacement stock and an adjustment factor (subject to any further anti-dilution adjustments) for such replacement stock as determined in accordance with the following paragraphs.

The “replacement stock” will be the stock having the closest “option period volatility” to the applicable original Underlying Stock among the stocks that then comprise the replacement stock selection index (or, if publication of such index is discontinued, any successor or substitute index selected by the calculation agent in its sole discretion) with the same GICS Code (as defined below) as the applicable original Underlying Stock Issuer; provided, however, that a replacement stock will not include (i) any stock that is subject to a trading restriction under the trading restriction policies of Bank of Montreal, the hedging counterparties of Bank of Montreal or any of their affiliates that would materially limit the ability of Bank of Montreal, the hedging counterparties of Bank of Montreal or any of their affiliates to hedge the securities with respect to such stock or (ii) any stock for which the aggregate number of shares to be referenced by the securities (equal to the product of (a) (i) the aggregate face amount outstanding divided by (ii) the starting value of the applicable Underlying Stock and (b) the adjustment factor that would be in effect immediately after selection of such stock as the replacement stock) exceeds 25% of the ADTV (as defined in Rule 100(b) of Regulation M under the Exchange Act) for such stock as of the effective date of the replacement stock event (an “excess ADTV stock”).

If a replacement stock is selected in connection with a reorganization event for an original Underlying Stock, the adjustment factor with respect to such replacement stock will be equal to the number of shares of such replacement stock with an aggregate value, based on the closing price on the effective date of such reorganization event, equal to the product of (a) the value of the non-stock reorganization property received per share of such original Underlying Stock and (b) the adjustment factor of such Underlying Stock in effect on the trading day immediately prior to the effective date of such reorganization event. If a replacement stock is selected in connection with an ADS termination event (as defined below), the adjustment factor with respect to such replacement stock will be equal to the number of shares of such replacement stock with an aggregate value, based on the closing price on the change date (as defined below), equal to the product of (x) the closing price of the original Underlying Stock on the change date and (y) the adjustment factor in effect on the trading day immediately prior to the change date.

The “option period volatility” means, in respect of any trading day, the volatility (calculated by referring to the closing price of the applicable Underlying Stock on its primary exchange) for a period equal to the 125 trading days immediately preceding the announcement date of the reorganization event, as determined by the calculation agent.

“GICS Code” means the Global Industry Classification Standard (“GICS”) sub-industry code assigned to the applicable Underlying Stock Issuer; provided, however, if (i) there is no other stock in the replacement stock selection index in the same GICS sub-industry or (ii) a replacement stock (a) for which there is no trading restriction and (b) that is not an excess ADTV stock cannot be identified from the replacement stock selection index in the same GICS sub-industry, the GICS Code will mean the GICS industry code assigned to such original Underlying Stock Issuer. If no GICS Code has been assigned to such original Underlying Stock Issuer, the applicable GICS Code will be determined by the calculation agent to be the GICS sub-industry code assigned to companies in the same sub-industry (or, subject to the proviso in the preceding sentence, industry, as applicable) as such original Underlying Stock Issuer at the time of the relevant replacement stock event.

The “replacement stock selection index” means the S&P 500® Index.

Delisting of American Depositary Shares or Termination of American Depositary Receipt Facility. If an Underlying Stock is an American Depositary Share and such Underlying Stock is no longer listed or admitted to trading on a U.S. securities exchange registered under the Exchange Act or included in the OTC Bulletin Board Service operated by FINRA, or if the American depositary receipt facility between the applicable Underlying Stock Issuer and the depositary is terminated for any reason (each, an “ADS termination event”), then, on the last trading day on which the applicable Underlying Stock is listed or admitted to trading or the last trading day immediately prior to the date of such termination, as applicable (the “change date”), a replacement stock event shall be deemed to occur.

PS-28

Consequences of a Market Disruption Event; Postponement of a Calculation Day

As used in this section, the “final disrupted calculation day” means, with respect to a calculation day, (i) for an Index or a Fund, the eighth trading day for that Index or Fund after such originally scheduled calculation day or (ii) for an Underlying Stock, the eighth scheduled trading day for that Underlying Stock after such originally scheduled calculation day.

Securities Linked to a Single Market Measure

If any calculation day is not a trading day with respect to the Market Measure, such calculation day will be postponed to the next succeeding day that is a trading day with respect to the Market Measure.

If a market disruption event occurs or is continuing with respect to the Market Measure on any calculation day, then such calculation day will be postponed to the first succeeding trading day for the Market Measure on which a market disruption event for the Market Measure has not occurred and is not continuing; however, if such first succeeding trading day has not occurred as of the final disrupted calculation day for the Market Measure, that final disrupted calculation day shall be deemed to be the calculation day. If a calculation day has been postponed to the final disrupted calculation day and a market disruption event occurs or is continuing with respect to the Market Measure on such final disrupted calculation day, the calculation agent will determine the closing value of the Market Measure on such final disrupted calculation day:

(i)	in the case of an Index, in accordance with the formula for and method of calculating the closing level of such Index last in effect prior to commencement of the market disruption event, using the closing price (or, with respect to any relevant security, if trading in such security has been materially suspended or materially limited, its good faith estimate of the value of such security at (a) with respect to an Index that is not a multiple exchange index, the scheduled closing time of the relevant stock exchange for such security or, if earlier, the actual closing time of the regular trading session of such relevant stock exchange or (b) with respect to a multiple exchange index, the time at which the official closing level of such Index is calculated and published by the relevant index sponsor) on such date of each security included in such Index;

(ii)	in the case of a Fund, based on its good faith estimate of the value of the shares (or other applicable securities) of such Fund as of the close of trading on such date; and

(iii)	in the case of an Underlying Stock, by using its good faith estimate of the closing price that would have prevailed for such Underlying Stock on such day.

As used in (i) above, “closing price” means, with respect to any security on any date, the relevant stock exchange traded or quoted price of such security as of (a) with respect to an Index that is not a multiple exchange index, the scheduled closing time of the relevant stock exchange for such security or, if earlier, the actual closing time of the regular trading session of such relevant stock exchange or (b) with respect to a multiple exchange index, the time at which the official closing level of such Index is calculated and published by the relevant index sponsor.

Securities Linked to Multiple Market Measures

If any calculation day is not a trading day with respect to any Market Measure, such calculation day for each Market Measure will be postponed to the next succeeding day that is a trading day with respect to each Market Measure.

If a market disruption event occurs or is continuing with respect to any Market Measure on any calculation day, then such calculation day for such Market Measure will be postponed to the first succeeding trading day for such Market Measure on which a market disruption event for such Market Measure has not occurred and is not continuing; however, if such first succeeding trading day has not occurred as of the final disrupted calculation day for such Market Measure, that final disrupted calculation day shall be deemed to be the calculation day for such Market Measure. If a calculation day for a Market Measure has been postponed to the final disrupted calculation day for that Market Measure and a market disruption event occurs or is continuing with respect to such Market Measure on such final disrupted calculation day, the calculation agent will determine the closing value of such Market Measure on such final disrupted calculation day:

(i)	in the case of an Index, in accordance with the formula for and method of calculating the closing level of such Index last in effect prior to commencement of the market disruption event, using the closing price (or, with respect to any relevant security, if trading in such security has been materially suspended or materially limited, its good faith estimate of the value of such security at (a) with respect to an Index that is not a multiple exchange index, the scheduled closing time of the relevant stock exchange for such security or, if earlier, the actual closing time of the regular trading session of such relevant stock exchange or (b) with respect to a multiple exchange index, the time at which the official closing level of such Index is calculated and published by the relevant index sponsor) on such date of each security included in such Index;

(ii)	in the case of a Fund, based on its good faith estimate of the value of the shares (or other applicable securities) of such Fund as of the close of trading on such date; and

(iii)	in the case of an Underlying Stock, by using its good faith estimate of the closing price that would have prevailed for such Underlying Stock on such day.

As used in (i) above, “closing price” means, with respect to any security on any date, the relevant stock exchange traded or quoted price of such security as of (a) with respect to an Index that is not a multiple exchange index, the scheduled closing time of the relevant stock exchange for such security or, if earlier, the actual closing time of the regular trading session of such relevant stock exchange or (b) with respect to a multiple exchange index, the time at which the official closing level of such Index is calculated and published by the relevant index sponsor.

PS-29

Notwithstanding the postponement of a calculation day for a Market Measure due to a market disruption event with respect to such Market Measure on such calculation day, the originally scheduled calculation day will remain the calculation day for any Market Measure not affected by a market disruption event on such day.

Payment Dates

The applicable pricing supplement will specify the stated maturity date as well as any other date on which amounts will or may be payable on the securities (each referred to in this section as a “payment date”).

If any scheduled payment date is not a business day, the payment (if any) required to be made on the securities on such payment date will be made on the next succeeding business day. If a calculation day with respect to any payment date preceding the stated maturity date is postponed, the relevant payment date will be the business day that follows such postponed calculation day by a number of business days equal to the number of business days between the originally scheduled calculation day and the originally scheduled payment date. If the final calculation day is postponed, the stated maturity date will be the later of (i) the originally scheduled stated maturity date and (ii) three business days after the final calculation day as postponed. If the securities are linked to more than one Market Measure and a calculation day is postponed, the related payment date will be postponed as described in this paragraph after the last such calculation day as postponed.

If any payment date is postponed due to a non-business day, a market disruption event on the related calculation day or otherwise, the payment, if any, due on that payment date will be made on that payment date as so postponed with the same force and effect as if it had been made on the originally scheduled payment date, that is, with no additional amount accruing or payable as a result of the postponement.

Calculations and Calculation Agent

BMO Capital Markets Corp., our wholly owned subsidiary, will act as calculation agent for the securities and may appoint agents to assist it in the performance of its duties. Pursuant to a calculation agent agreement, we may appoint a different calculation agent without your consent and without notifying you.

The calculation agent will determine any amounts payable on the securities. In addition, the calculation agent will, among other things:

•	determine whether a market disruption event has occurred;

•	determine the closing value of a Market Measure under certain circumstances;

•	determine if adjustments are required to the closing value of a Market Measure under various circumstances;

•	if publication of an Index is discontinued, select a successor equity index or, if no successor equity index is available, determine the closing level of such Index;

•	if a Fund undergoes a liquidation event, select a successor fund or, if no successor fund is available, determine the fund closing price of such Fund; and

•	select a replacement stock for an Underlying Stock under certain circumstances.

All calculations with respect to the maturity payment amount will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward (e.g., 0.000005 would be rounded to 0.00001); and the maturity payment amount will be rounded to the nearest cent, with one-half cent rounded upward.

All determinations made by the calculation agent will be at the sole discretion of the calculation agent and, in the absence of manifest error, will be conclusive for all purposes and binding on us and you. The calculation agent will have no liability for its determinations.

Events of Default and Acceleration

If an event of default with respect to an issue of securities has occurred and is continuing, the amount payable to a holder of a security upon any acceleration permitted by such securities, with respect to each security, will be equal to the maturity payment amount, calculated as provided in the applicable pricing supplement. If the applicable pricing supplement specifies that the securities will pay a coupon, then the amount described in the immediately preceding sentence will also include a portion of a final coupon payment, if any. The maturity payment amount and any final coupon payment will be calculated as though the date of acceleration were the calculation day (or the final calculation day, if there is more than one calculation day). The final coupon payment, if any, will be prorated from and including the immediately preceding coupon payment date to, but excluding, the date of acceleration.

PS-30

Use of Proceeds and Hedging

We will use the net proceeds we receive from the sale of the securities for the purposes we describe in the accompanying prospectus and the accompanying prospectus supplement under “Use of Proceeds.” We or our affiliates may also use those proceeds in transactions intended to hedge our obligations under the securities as described below.

The original offering price of the securities will include any underwriting discount or commission, offering expenses and any other costs identified in the applicable pricing supplement. The original issue price of the securities will also include the projected profit that our hedge counterparty expects to realize in consideration for assuming the risks inherent in hedging our obligations under the securities. We expect to hedge our obligations under the securities through affiliated or unaffiliated counterparties. Because hedging our obligations entails risk and may be influenced by market forces beyond our or our counterparty’s control, such hedging may result in a profit that is more or less than expected, or could result in a loss.

We or our affiliates expect to enter into hedging transactions involving, among other transactions, purchases or sales of the Market Measures or any securities or other assets included in the Market Measures, or listed or over-the-counter options, futures and other instruments linked to the Market Measures or the securities or other assets that they represent. In addition, from time to time after we issue the securities, we or our affiliates expect to enter into additional hedging transactions and to unwind those we have entered into in connection with the securities. Consequently, with regard to your securities, from time to time we or our affiliates expect to acquire or dispose of positions in the Market Measures or any securities or other assets included in the Market Measures or positions in listed or over-the-counter options, futures or other instruments linked to the Market Measures or the securities or other assets that they represent.

We or our affiliates may acquire a long position in securities similar to the securities from time to time and may, in our or their sole discretion, hold or resell those securities.

In the future, we or our affiliates expect to close out hedge positions relating to the securities and possibly relating to other securities or instruments with returns linked to the Market Measures or the securities or other assets that they represent. We expect these steps to involve sales of instruments linked to the Market Measures or these assets on or shortly before the applicable Calculation Day(s). These steps may also involve transactions of the type contemplated above. Notwithstanding the above, we are permitted to and may choose to hedge in any manner not stated above; similarly, we may elect not to enter into any such transactions. Investors will not have knowledge about our hedging positions.

We have no obligation to engage in any manner of hedging activity and will do so solely at our discretion and for our own account. No holder of any securities will have any rights or interest in our hedging activity or any positions we or any counterparty may take in connection with our hedging activity.

The hedging activity discussed above, the underwriting discount or commission, offering expenses and any other costs identified in the applicable pricing supplement are likely to adversely affect the market value of the securities.

PS-31

Benefit Plan Investor Considerations

Each fiduciary of a pension, profit-sharing or other employee benefit plan to which Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), applies (a “Plan”), should consider the fiduciary standards of ERISA in the context of the Plan’s particular circumstances before authorizing an investment in the securities. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan. When we use the term “holder” in this section, we are referring to a beneficial owner of the securities and not the record holder.

Section 406 of ERISA and Section 4975 of the Code prohibit Plans, as well as individual retirement accounts, Keogh plans and other arrangements to which Section 4975 of the Code applies (also “Plans”), from engaging in specified transactions involving “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code (collectively, “Parties in Interest”) with respect to such Plans. A violation of those “prohibited transaction” rules may result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for such persons, unless statutory or administrative exemptive relief is available. Therefore, a fiduciary of a Plan should also consider whether an investment in the securities might constitute or give rise to a prohibited transaction under ERISA or the Code.

Employee benefit plans that are governmental plans, as defined in Section 3(32) of ERISA, certain church plans, as defined in Section 3(33) of ERISA, and non-U.S. plans, as described in Section 4(b)(4) of ERISA (collectively, “Non-ERISA Arrangements”), are not subject to the requirements of ERISA or Section 4975 of the Code, but may be subject to similar rules under other applicable laws or regulations (“Similar Laws”).

Because of our business, we and our affiliates may each be considered a Party in Interest with respect to many Plans. Special caution should be exercised, therefore, before the securities are purchased by a Plan. In particular, the fiduciary of the Plan should consider whether statutory or administrative exemptive relief is available. The U.S. Department of Labor has issued five prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the securities. Those class exemptions are:

•	PTCE 96-23, for specified transactions determined by in-house asset managers;

•	PTCE 95-60, for specified transactions involving insurance company general accounts;

•	PTCE 91-38, for specified transactions involving bank collective investment funds;

•	PTCE 90-1, for specified transactions involving insurance company separate accounts; and

•	PTCE 84-14, for specified transactions determined by independent qualified professional asset managers.

In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide an exemption for transactions between a Plan and a person who is a Party in Interest (other than a fiduciary who has or exercises any discretionary authority or control with respect to investment of the plan assets involved in the transaction or renders investment advice with respect thereto) solely by reason of providing services to the Plan (or by reason of a relationship to such a service provider), if in connection with the transaction the Plan receives no less, and pays no more, than “adequate consideration” (within the meaning of Section 408(b)(17) of ERISA).

The foregoing list of exemptions is not exhaustive, and there can be no assurance that any of them will be available with respect to transactions involving the securities. Other statutory or administrative class exemptions may be applicable. In addition, a purchaser or holder may obtain an individual administrative exemption.

Any purchaser or holder of the securities or any interest in the securities will be deemed to have represented by its purchase and holding that either:

•	no portion of the assets used by such purchaser or holder to acquire or purchase the securities constitutes assets of any Plan or Non-ERISA Arrangement; or

•	the purchase, holding and subsequent disposition of the securities by such purchaser or holder will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a violation under any Similar Laws.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the securities on behalf of or with “plan assets” of any Plan consult with their counsel regarding the potential consequences under ERISA, the Code and any applicable Similar Law, of the acquisition of the securities and the availability of exemptive relief under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or another applicable statutory or administrative exemption.

PS-32

The securities are contractual financial instruments. The financial exposure provided by the securities is not a substitute or proxy for, and is not intended as a substitute or proxy for, individualized investment management or advice for the benefit of any purchaser or holder of the securities. The securities have not been designed and will not be administered in a manner intended to reflect the individualized needs and objectives of any purchaser or holder of the securities.

Each purchaser or holder of the securities acknowledges and agrees that:

(i)	the purchaser or holder or its fiduciary has made and shall make all investment decisions for the purchaser or holder and the purchaser or holder has not relied and shall not rely in any way upon us or our affiliates to act as a fiduciary or adviser of the purchaser or holder with respect to (a) the design and terms of the securities, (b) the purchaser or holder’s investment in the securities, or (c) the exercise of or failure to exercise any rights we or any of our affiliates, or the purchaser or holder, has under or with respect to the securities;

(ii)	we and our affiliates have acted and will act solely for our own account in connection with (a) all transactions relating to the securities and (b) all hedging transactions in connection with our or our affiliates’ obligations under the securities;

(iii)	any and all assets and positions relating to hedging transactions by us or our affiliates are assets and positions of those entities and are not assets and positions held for the benefit of the purchaser or holder;

(iv)	our and our affiliates’ interests may be adverse to the interests of the purchaser or holder; and

(v)	neither we nor any of our affiliates is a fiduciary or adviser of the purchaser or holder in connection with any such assets, positions or transactions, and any information that we or any of our affiliates may provide is not intended to be impartial investment advice.

Purchasers of the securities have the exclusive responsibility for ensuring that their purchase, holding and subsequent disposition of the securities does not violate the fiduciary or prohibited transaction rules of ERISA, the Code or any Similar Law. Nothing in this product supplement is, or should be construed as, a representation or advice as to whether an investment in the securities would be appropriate for, or would meet any or all of the relevant legal requirements with respect to investments by, Plans or Non-ERISA Arrangements generally or any particular Plan or Non-ERISA Arrangement. Neither this discussion nor anything else in this product supplement is or is intended to be investment advice directed at any potential purchaser that is a plan or non-ERISA arrangement, or at such purchasers generally, and such purchasers should consult and rely on their counsel and advisers as to whether an investment in the securities is suitable and consistent with ERISA, the Code and any Similar Laws, as applicable.

PS-33

Canadian Federal Income Tax Consequences

In the opinion of Torys LLP, our Canadian federal income tax counsel, the following summary describes the principal Canadian federal income tax considerations generally applicable to a purchaser who acquires from us as the beneficial owner the securities offered by this document, and who, at all relevant times, for purposes of the Income Tax Act (Canada) and the Income Tax Regulations (collectively, the “Tax Act”), (1) is not, and is not deemed to be, resident in Canada; (2) deals at arm’s length with us and with any transferee resident (or deemed to be resident) in Canada to whom the purchaser disposes of securities, (3) is not affiliated with us, (4) does not receive any payment of interest on a security in respect of a debt or other obligation to pay an amount to a person with whom we do not deal at arm’s length, (5) does not use or hold securities in a business carried on in Canada and (6) is not a “specified shareholder” of ours as defined in the Tax Act for this purpose or a non-resident person not dealing at arm’s length with such “specified shareholder” (a “Holder”). Special rules, which are not discussed in this summary, may apply to a non-Canadian holder that is an insurer that carries on an insurance business in Canada and elsewhere.

This summary does not address the possible application of the “hybrid mismatch arrangement” rules in section 18.4 of the Tax Act to a Holder (i) that disposes of a security to a person or entity with which it does not deal at arm’s length or to an entity that is a “specified entity” with respect to the Holder or in respect of which the Holder is a “specified entity,” (ii) that disposes of a security under, or in connection with, a “structured arrangement”, or (iii) in respect of which we are a “specified entity” (as such terms are defined in subsection 18.4(1) of the Tax Act). Such Holders should consult their own tax advisors.

This summary is based on the current provisions of the Tax Act and on counsel’s understanding of the current administrative policies and assessing practices of the Canada Revenue Agency published in writing prior to the date hereof. This summary takes into account all specific proposals to amend the Tax Act publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date of this document (the “Proposed Amendments”) and assumes that all Proposed Amendments will be enacted in the form proposed. However, no assurances can be given that the Proposed Amendments will be enacted as proposed, or at all. This summary does not otherwise take into account or anticipate any changes in law or administrative policy or assessing practice whether by legislative, administrative or judicial action nor does it take into account tax legislation or considerations of any province, territory or foreign jurisdiction, which may differ from those discussed herein.

Canadian federal income tax considerations applicable to the securities may be described more particularly when such securities are offered (and then only to the extent material) in a pricing supplement related thereto if they are not addressed by the comments following and, in that event, the following will be superseded thereby to the extent indicated in that pricing supplement. These Canadian federal income tax considerations may also be supplemented, amended and/or replaced in a pricing supplement.

This summary is of a general nature only and is not, and is not intended to be, legal or tax advice to any particular holder. This summary is not exhaustive of all Canadian federal income tax considerations. Accordingly, prospective purchasers of the securities should consult their own tax advisors having regard to their own particular circumstances.

Interest paid or credited or deemed for purposes of the Tax Act to be paid or credited on a security (including amounts on account of, or in lieu of payment of, or in satisfaction of interest, any amount paid at maturity in excess of the principal amount and interest deemed to be paid on a security in certain cases where a security is redeemed in whole or in part, cancelled, repurchased or purchased by us or any other person resident or deemed to be resident in Canada from a Holder or is otherwise assigned or transferred by a Holder to us or any other resident or deemed resident of Canada, other than a security which is an “excluded obligation”, as defined in the Tax Act for this purpose) to a Holder generally will not be subject to Canadian non-resident withholding tax, unless any portion of such interest (other than on a “prescribed obligation,” as defined in the Tax Act for this purpose) is contingent or dependent on the use of or production from property in Canada or is computed by reference to revenue, profit, cash flow, commodity price or any other similar criterion or by reference to dividends paid or payable to shareholders of any class or series of shares of the capital stock of a corporation (“participating debt interest”). The administrative policy of the Canada Revenue Agency is that interest paid on a debt obligation is generally not participating debt interest unless, in general, it is reasonable to consider that there is a material connection between the index or formula to which any amount payable under the debt obligation is calculated and the profits of the issuer. With respect to any interest or deemed interest on a security, including any portion of the principal amount of a security in excess of the issue price, such interest or deemed interest, as the case may be, paid or credited to a Holder should not be subject to Canadian non-resident withholding tax, unless otherwise specified in the applicable pricing supplement.

If an amount of interest paid by us on a security were to be non-deductible by us in computing our income as a result of the application of subsection 18.4(4) of the Tax Act, such amount of interest would be deemed to have been paid by us as a dividend, and not to have been paid by us as interest, and be subject to Canadian non-resident withholding tax. Subsection 18.4(4) would apply only if a payment of interest by us on a security constituted the deduction component of a “hybrid mismatch arrangement” under which the payment arises within the meaning of paragraph 18.4(3)(b) of the Tax Act.

No payment of interest by us on a security should be considered to arise under a “hybrid mismatch arrangement” as no such payment should be considered to arise under or in connection with a “structured arrangement,” both as defined in subsection 18.4(1) of the Tax Act, on the basis that (i) based on pricing data and analysis provided to Torys LLP by us in relation to these securities, it should not be reasonable to consider that any economic benefit arising from any “deduction/non-inclusion mismatch” as defined in subsection 18.4(6) of the Tax Act is reflected in the pricing of the securities, and (ii) it should also not be reasonable to consider that the securities were designed to, directly or indirectly, give rise to any “deduction/non-inclusion mismatch.”

PS-34

Generally, there are no other taxes on income (including taxable capital gains) payable by a Holder on interest, discount, or premium in respect of a security or on the proceeds received by a Holder on the disposition of a security (including redemption, cancellation, purchase or repurchase).

PS-35

United States Federal Income Tax Considerations

The following is a discussion of material U.S. federal income and certain estate tax consequences of the ownership and disposition of the securities. This discussion applies to you only if you hold them as capital assets within the meaning of Section 1221 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”).

This discussion assumes that the securities will be denominated in U.S. dollars and settled in cash. This discussion may be supplemented, modified or superseded by disclosure set out in an applicable pricing supplement regarding additional or alternative U.S. federal income tax consequences, and therefore should be read in conjunction with the applicable pricing supplement.

This discussion does not address any minimum tax or Medicare contribution tax consequences, the income inclusion acceleration rules set forth in Section 451(b) of the Code, or any other tax consequences that may be relevant to you in light of your particular circumstances or if you are an investor subject to special rules, such as:

•	a bank or other financial institution;

•	an insurance company;

•	a dealer or an electing trader in securities subject to a mark-to-market method of tax accounting with respect to the securities;

•	a real estate investment trust or “regulated investment company”;

•	a tax-exempt entity, an “individual retirement account” or a “Roth IRA”;

•	a person holding a security as part of a “straddle” or conversion transaction or one that enters into a “constructive sale” with respect to a security;

•	a U.S. Holder (as defined below) whose functional currency is not the U.S. dollar;

•	a person that owns, or is deemed to own, 10% or more of our equity by vote or value; or

•	an entity classified as a partnership for U.S. federal income tax purposes.

If an entity that is classified as a partnership for U.S. federal income tax purposes holds the securities, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. If you are a partnership holding the securities or a partner in such a partnership, you should consult your tax adviser as to the particular U.S. federal income tax consequences of holding and disposing of the securities to you and your partners.

We will not attempt to ascertain whether any issuer of any Market Measure (or the components of any Market Measure that is an Index) (collectively, the “Underlying Issuer”) should be treated as a “U.S. real property holding corporation” (“USRPHC”) within the meaning of Section 897 of the Code or a “passive foreign investment company” (“PFIC”) within the meaning of Section 1297 of the Code. If any Underlying Issuer were so treated, certain adverse U.S. federal income tax consequences might apply to you, in the case of a USRPHC if you are a Non-U.S. Holder (as defined below), and in the case of a PFIC if you are a U.S. Holder, upon a sale, exchange, retirement or other taxable disposition (each, a “taxable disposition”) of the securities. You should refer to information filed with the SEC or another governmental authority by each Underlying Issuer and consult your tax adviser regarding the possible consequences to you if any Underlying Issuer is or becomes a USRPHC or PFIC.

This discussion is based on the Code, final, temporary and proposed regulations by the U.S. Treasury Department (“Treasury”), rulings, current administrative interpretations and official pronouncements of the Internal Revenue Service (the “IRS”), and judicial decisions, all as of the date of this product supplement, changes to any of which subsequent to the date of this product supplement may affect the tax consequences described herein, possibly with retroactive effect. This discussion does not address the effects of any applicable state, local or non-U.S. or other tax laws, or any federal taxes other than income taxes (such as estate or gift taxes). You should consult your tax adviser about the application of the U.S. federal tax laws to your particular situation, as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

This discussion assumes that no foreign taxes will be imposed with respect to the securities. You should consult your tax adviser regarding the consequences of any non-U.S. tax imposed with respect to the securities generally and in your particular circumstances.

PS-36

Tax Treatment of the Securities

There are no statutory, judicial or administrative authorities that directly address the U.S. federal income tax treatment of the securities described in this product supplement. Therefore, the U.S. federal income tax consequences of ownership and disposition of the securities are subject to substantial uncertainty. We do not plan to request a ruling from the IRS and the IRS or a court might not agree with the treatment and consequences described below.

Alternative U.S. federal income tax treatments of the securities are possible that, if applied, could materially and adversely affect the timing and character of income, gain or loss with respect to the securities. For example, the IRS could treat the securities as debt instruments in their entirety for U.S. federal income tax purposes, with the consequences generally as described under “Alternative Treatment as Debt Instruments” below. Under this treatment or other potential alternative characterizations of the securities, if you are a U.S. Holder, you may be required to recognize taxable income at a time earlier than that described herein, or recognize ordinary income or short-term capital gain rather than long-term capital gain with respect to a taxable disposition of a security. For Non-U.S. Holders, an alternative treatment of a security could cause payments on the security to be subject to U.S. federal withholding tax as well as different information reporting requirements.

Treasury and the IRS have requested comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar financial instruments and have indicated that such transactions may be the subject of future regulations or other guidance. In addition, members of Congress have proposed legislative changes to the tax treatment of derivative contracts. Any legislation, Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect.

Moreover, certain changes to the terms of the securities after their issuance may result in the securities being treated as retired and reissued for U.S. federal income tax purposes. As discussed below under “Possible Taxable Event,” the treatment of the securities after such an event could differ from their prior treatment.

Except where stated otherwise, the following discussions generally assume that the stated treatment of each type of security is respected and that no deemed retirement and reissuance of the securities will occur. You should consult your tax adviser regarding the risk that an alternative U.S. federal income tax treatment applies to the securities.

Tax Consequences to U.S. Holders

This section applies only to U.S. Holders. You are a “U.S. Holder” if, for U.S. federal income tax purposes, you are a beneficial owner of a security and:

•	a citizen or individual resident of the United States;

•	a corporation created or organized in or under the laws of the United States, any state thereof or the District of Columbia; or

•	an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Securities Treated as Open Transactions

The following discussion applies to securities that do not pay coupons and provide for a single payment at maturity or early settlement that is determined by reference to the performance of a Market Measure and that thus may be greater than or substantially lower than the securities’ issue price. Except as otherwise provided in the applicable pricing supplement, we intend (in the absence of an administrative determination or judicial ruling to the contrary) to treat any such security as a single financial contract that is an “open transaction” for U.S. federal income tax purposes.

Tax Treatment Prior to Taxable Disposition

Subject to the discussions below under “Possible Taxable Event” and “Alternative Treatment as Debt Instruments,” you should not be required to recognize income over the term of the securities prior to maturity, other than pursuant to an earlier taxable disposition of the securities.

However, if the payment at maturity becomes fixed (or subject to a fixed minimum amount that is approximately equal to or greater than the issue price) prior to maturity, the consequences are not entirely clear. A security might be treated as terminated and reissued for U.S. federal income tax purposes at such time, in which case you might be required to recognize gain (if any) in respect of the security, and the recognition of any loss may be subject to limitations. In addition, the timing and character of income you recognize in respect of the reissued security after that time could also be affected. You should consult your tax adviser regarding the treatment of the securities in such an event.

PS-37

Taxable Disposition of the Securities

Upon a taxable disposition of a security for cash, you should recognize gain or loss equal to the difference between the amount realized and your tax basis in the security. Your tax basis in a security should generally equal the amount you paid to acquire it. Subject to the discussions below under “—Possible Application of Section 1260 of the Code” and “—Possible Application of Section 1258 of the Code,” this gain or loss should generally be long-term capital gain or loss if at the time of the taxable disposition you have held the security for more than one year, and short-term capital gain or loss otherwise. Long-term capital gains recognized by non-corporate U.S. Holders are generally subject to taxation at reduced rates. The deductibility of capital losses is subject to limitations.

Possible Application of Section 1260 of the Code

If a security is linked to a Market Measure consisting of an interest in one of a specified list of entities, including an exchange-traded fund or other regulated investment company, a real estate investment trust, a partnership or a PFIC (a “Section 1260 Underlying Equity”), depending upon the specific terms of the security, it is possible that an investment in the security will be treated as a “constructive ownership transaction” within the meaning of Section 1260 of the Code. In that case, all or a portion of any long-term capital gain you would otherwise recognize in respect of your security would be recharacterized as ordinary income to the extent such gain exceeded the “net underlying long-term capital gain.” In the case of securities with certain features, such as a payment at maturity based on a leverage factor, the amount of net underlying long-term capital gain may be unclear. Unless otherwise established by clear and convincing evidence, the amount of net underlying long-term capital gain is treated as zero. Any long-term capital gain recharacterized as ordinary income under Section 1260 would be treated as accruing at a constant rate over the period you held your securities, and you would be subject to an interest charge in respect of the deemed tax liability on the income treated as accruing in prior tax years. Due to the lack of governing authority there is significant uncertainty as to whether or how these rules will apply to the securities.

Because the determination of whether a Market Measure is a Section 1260 Underlying Equity generally depends on the issuer’s status for U.S. federal income tax purposes (e.g., as a PFIC or a partnership), it may not be readily apparent whether a Market Measure is a Section 1260 Underlying Equity. Moreover, a Market Measure that is an Index may include equities of a category that is subject to Section 1260 as well as other equity securities, in which case the potential application of Section 1260 to the relevant security may be unclear. We do not undertake to ascertain whether any specific equity securities (including an equity security in an Index) is a Section 1260 Underlying Equity. Accordingly, you should consult your tax adviser about the risk that Section 1260 will apply to the securities. Unless provided otherwise in an applicable pricing supplement, our counsel will not express any opinion regarding the application of Section 1260 of the Code to the securities.

Possible Application of Section 1258 of the Code

It is possible that an investment in certain securities, particularly those that provide for a single fixed upside payment, could be treated as a “conversion transaction” under Section 1258 of the Code. A conversion transaction is a transaction marketed or sold as producing capital gains and from which substantially all of the taxpayer’s expected return is attributable to the time value of the taxpayer’s net investment. If an investment in the securities were treated as a conversion transaction, the gain from the disposition of the securities would be treated as ordinary income to the extent of the “applicable imputed income amount.” The applicable imputed income amount is an amount equal to the amount of interest that would have accrued on the taxpayer’s net investment in the conversion transaction (i.e., the amount paid by you to acquire the securities) for the period ending on the date of disposition (including a deemed sale described below under “Possible Taxable Event”) at a rate equal to 120 percent of the applicable federal rate. You should consult your tax advisers regarding the possible application of Section 1258 of the Code to the securities.

Securities Treated as Put Options and Deposits

This discussion applies to securities that pay coupons at a fixed rate and provide for a single payment at maturity or early settlement that is determined by reference to the performance of a Market Measure and that may be substantially lower than but, disregarding any stated coupons, may not exceed the security’s issue price. This discussion generally assumes that the issue price of the security is equal to the amount due at maturity or early retirement of the security (excluding any coupon payment on the security) if the final value of the Market Measure equals, or is in excess of, its initial value. Except as otherwise provided in the applicable pricing supplement, we intend (in the absence of an administrative determination or judicial ruling to the contrary) to treat each security, under current law, for U.S. federal income tax purposes, as a unit consisting of the following:

•	a put option (the “Put Option”) written by you in the security that, if exercised, requires you to pay us an amount equal to the Deposit (as defined below) in exchange for a cash amount based on the performance of the relevant Underlier; and

•	a deposit with the Issuer of a fixed amount of cash, equal to the issue price, to secure your obligation under the Put Option (the “Deposit”) that generally pays interest based on our cost of borrowing at the time of issuance (the “Yield on the Deposit”).

PS-38

Assuming the characterization of the securities as set forth above is respected, a portion of the coupon on the securities will be treated as Yield on the Deposit and the remainder will be attributable to the premium on the Put Option (the “Put Premium”). The Yield on the Deposit will be determined as of the Pricing Date and set forth in the applicable pricing supplement. Our allocation of the issue price between the Put Option and the Deposit will be binding on you, unless you timely and explicitly disclose to the IRS that the allocation is different from our allocation. The treatment of the securities described above and our allocation are not, however, binding on the IRS or a court. No statutory, judicial or administrative authority directly addresses the treatment of the securities or instruments similar to the securities for U.S. federal income tax purposes, and no ruling is being requested from the IRS with respect to the securities.

Coupon Payments

Subject to any discussion in the applicable pricing supplement, the Yield on the Deposits should generally be treated as ordinary interest income that is taxable to you at the time it accrues or is received in accordance with your method of tax accounting. If the tenor of the securities is not more than a year, taking into account the latest possible date on which the securities could be repaid according to their terms, the rules under “Alternative Treatment as Debt Instruments—Short Term Securities” should apply to interest on the Deposits. We intend to treat this interest as U.S.-source income. The Put Premium should not be taken into account until retirement (including an early redemption) or an earlier taxable disposition of the securities.

Tax Treatment at Retirement

The coupon payment received upon retirement should be treated as described above under “—Coupon Payments.”

If you receive the stated principal amount (without taking into account any coupon payment) of a security upon retirement of a security in cash, the Put Option should be deemed to have expired unexercised. In that case, you generally should not recognize any gain upon the Yield on the Deposit, but should recognize the total amount of Put Premium received by you over the term of the security (including Put Premium received upon retirement) as short-term capital gain at such time.

If you receive an amount in cash upon maturity of a security (excluding cash attributable to the final coupon payment) that is less than the stated principal amount of the security (such difference, the “Deficit”), the Put Option should be deemed to have been exercised, and you should be deemed to have applied the Deposit toward the settlement of the Put Option. In that case, you should not recognize any gain in respect of the Yield on the Deposit, but should recognize short-term capital gain or loss in an amount equal to the difference between (i) the total Put Premium received by you over the term of the securities (including Put Premium received at maturity) and (ii) the Deficit.

Taxable Disposition Prior to Retirement

Upon the sale or exchange of the securities prior to maturity, you will generally recognize gain or loss with respect to the Deposit and the Put Option. For the purpose of determining such gain or loss, you should apportion the amount realized on the sale or exchange (excluding any amount attributable to the Yield on the Deposit, which likely will be taxed as described above) between the Deposit and the Put Option based on their respective values on the date of such sale or exchange. The amount of gain or loss on the Deposit will equal the amount realized that is attributable to the Deposit, less your adjusted tax basis in the Deposit. In the case of a security with a tenor of more than one year, the gain or loss with respect to the Deposit will be long-term capital gain or loss if you have held the security for more than one year at the time of the sale or exchange and short-term capital gain or loss otherwise. In the case of a security with a tenor of not more than a year (taking into account the latest possible date on which the security could be repaid according to its terms), loss on the Deposit will be treated as short-term capital loss, and gain will be treated as ordinary interest income to the extent of the amount of any accrued but unpaid Yield on the Deposit not previously included in income, and any remaining gain will be treated as short-term capital gain. In either case, the amount realized that is attributable to the Put Option, together with the total Put Premium received over the term of the security, will be treated as short-term capital gain.

If the value of the Deposit on the date of the disposition exceeds the total amount realized, you should be treated as having (i) sold the Deposit for an amount equal to its value on that date and (ii) made a payment (the “Put Option Assumption Payment”) to the purchaser of the securities equal to the amount of the excess, in exchange for the purchaser’s assumption of your rights and obligations under the Put Option. In that case, you should recognize short-term capital gain or loss in respect of the Put Option in an amount equal to the total Put Premium received by you over the term of the security, less the amount of the Put Option Assumption Payment deemed to be made by you.

Securities Treated as Prepaid Financial Contracts with Associated Coupons

The following discussion applies to securities that are not described in “Securities Treated as Put Options and Deposits” above, pay periodic coupons and provide for a single payment at maturity or early settlement that is determined by reference to the performance of a Market Measure and that thus may be greater than or substantially lower than the security’s issue price. We intend (in the absence of an administrative determination or judicial ruling to the contrary) to treat the securities for U.S. federal income tax purposes as a single financial contract that provides for coupons that will be treated as gross income to you at the time received or accrued in accordance with your regular method of tax accounting.

PS-39

The discussions under “Securities Treated as Prepaid Financial Contracts that are Open Transactions” apply to the securities addressed in this section, other than (a) the discussion in the first paragraph under “Securities Treated as Prepaid Financial Contracts that are Open Transactions —Tax Treatment Prior to Taxable Disposition” and (b) in the case of securities that pay a single payment at maturity that (disregarding any coupons) cannot exceed the issue price, the discussion under “Securities Treated as Prepaid Financial Contracts that are Open Transactions —Possible Application of Section 1260 of the Code”. Accordingly, you should review those discussions regarding the U.S. federal income tax consequences of the ownership and disposition of such securities.

Coupon Payments

The U.S. federal income tax treatment of coupon payments on the securities is unclear. We intend to treat the coupon payments on the securities as U.S.-source ordinary income that should be included in your income at the time received or accrued in accordance with your regular method of tax accounting. However, if a different treatment applied, the timing and character of income arising from the coupon payments could differ. A different treatment could also affect your tax basis in the securities, and therefore the amount of gain or loss you recognize on a disposition of the securities.

Tax Consequences to Non-U.S. Holders

This section applies only to Non-U.S. Holders. You are a “Non-U.S. Holder” if, for U.S. federal income tax purposes, you are a beneficial owner of a security and:

•	an individual nonresident alien;

•	a foreign corporation; or

•	a foreign trust or estate.

You are not a Non-U.S. Holder for purposes of this discussion if you are a beneficial owner of a security who is (i) an individual who is present in the United States for 183 days or more in the taxable year of disposition or (ii) a former citizen or resident of the United States and certain conditions apply. If you are or may become such a person during the period in which you hold a security, you should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the security.

As discussed below under “Possible Taxable Event,” under certain circumstances, the securities could be deemed to be redeemed and reissued for U.S. federal income tax purposes. In that event, depending on the facts and the time of the deemed reissuance, the reissued securities might be treated in a manner different from their original treatment for U.S. federal income tax purposes. As a result, you might be subject to withholding tax in respect of the reissued securities, or might be required to provide certification of your status as a non-U.S. person in order to avoid being subject to withholding. You should consult your tax adviser regarding the consequences of a deemed redemption and reissuance of the securities.

The discussion below generally assumes that income and gain on the securities are not effectively connected with your conduct of a trade or business within the United States, except as discussed under “—Effectively Connected Income” below.

U.S.- Source Payments

We generally intend to treat any interest or coupon we pay with respect to the securities as U.S.-source income, which may have withholding consequences to you as described below.

General

The following discussion applies to securities not treated as debt instruments in their entirety for U.S. federal income tax purposes. If securities were so treated, payments on the securities that are treated as interest could be subject to U.S. withholding, as described in “Alternative Treatment as Debt Instruments” below.

Coupon Payments on the Securities

Because significant aspects of the tax treatment of the securities are uncertain, persons having withholding responsibility in respect of the securities may treat a portion or all of each coupon payment on a security as subject to U.S. withholding tax, generally at a rate of 30% (or lower treaty rate). You should consult your tax adviser regarding the tax treatment of the securities, including the possibility of obtaining a refund of all or a portion of any amounts withheld. We will not pay any additional amounts in respect of such withholding.

Except as described in the following paragraph, we intend to withhold on any coupon paid to a Non-U.S. Holder, generally at a rate of 30% or at a reduced rate specified by an applicable income tax treaty under an “other income” or similar provision. We will not be required to pay any additional amounts with respect to amounts withheld. In order to claim an exemption from, or a reduction in, the 30% withholding under an applicable treaty, you will need to comply with certification requirements to establish that you are not a U.S. person and are eligible for such an exemption or reduction under an applicable tax treaty.

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We intend to treat the coupons on securities that pay coupons at a fixed rate and provide for a single payment at maturity or early settlement that is determined by reference to the performance of one or more Market Measures and that may be substantially lower than but, disregarding any stated coupons, may not exceed the security’s issue price, as a combination of interest and put premium income. For a discussion of the treatment of the interest income component see “—Treatment of Interest Income” below. We currently do not intend to withhold on any payments to you that we treat as put premium (provided that you furnish an appropriate IRS Form W-8 certifying under penalties of perjury that you are not a U.S. person, and subject to the discussion below regarding FATCA). However, in the event of a change of law or any formal or informal guidance by the IRS, the U.S. Treasury Department or Congress, we (or any financial intermediary) may decide to withhold on payments made with respect to the securities to you and we will not be required to pay any additional amounts with respect to amounts withheld. In addition, financial intermediaries may treat the entire payment as subject to withholding notwithstanding our characterization of the payment.

Treatment of Interest Income

Subject to the discussions below under “—Dividend Equivalents under Section 871(m) of the Code,” “—FIRPTA,” and “—FATCA,” you generally should not be subject to U.S. federal withholding or income tax in respect of any interest income if the income is not effectively connected with your conduct of a U.S. trade or business, provided that (i) you furnish an appropriate IRS Form W-8 to the applicable withholding agent certifying under penalties of perjury that you are not a U.S. person, (ii) you do not own, directly or by attribution, 10% or more of the total combined voting power of all classes of our stock entitled to vote; (iii) you are not a controlled foreign corporation related, directly or indirectly, to us through stock ownership; and (iv) you are not a bank receiving interest as descried in Section 881(c)(3)(A) of the Code. We, or our agents, including Wells Fargo Securities, will not be required to pay any additional amounts with respect to U.S. withholding taxes.

Taxable Disposition of the Securities

Subject to the possible application of Section 897 of the Code (see “—FIRPTA” below) and the discussions below under “—Dividend Equivalents under Section 871(m) of the Code” and “—FATCA,” you generally should not be subject to U.S. federal withholding or income tax in respect of payments on or amounts you receive on a taxable disposition of a security (other than amounts received in respect of any interest or coupon payment, which generally will be treated as described above), assuming that you provide an appropriate IRS Form W-8 to the applicable withholding agent certifying under penalties of perjury that you are not a U.S. person.

Dividend Equivalents under Section 871(m) of the Code

Section 871(m) of the Code and the Treasury regulations thereunder (“Section 871(m)”) impose a 30% (or lower treaty rate) withholding tax on “dividend equivalents” paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to equities that could pay U.S.-source dividends for U.S. federal income tax purposes (“Underlying Securities”), as defined under the applicable Treasury regulations, or indices that include Underlying Securities. Section 871(m) generally applies to “specified equity-linked instruments” (“Specified ELIs”), which are financial instruments that substantially replicate the economic performance of one or more Underlying Securities, as determined based on tests set forth in the applicable Treasury regulations and discussed further below. Section 871(m) provides certain exceptions to this withholding regime, in particular for instruments linked to certain broad-based indices that meet requirements set forth in the applicable Treasury regulations (“Qualified Indices”) as well as exchange-traded funds that track such indices (“Qualified Index Securities”).

Although the Section 871(m) regime became effective in 2017, the applicable Treasury regulations, as modified by an IRS notice, phase in the application of Section 871(m) as follows:

•	For financial instruments issued prior to 2027, Section 871(m) will generally apply only to financial instruments that have a “delta” of one.

•	For financial instruments issued in 2027 and thereafter, Section 871(m) will apply if either (i) the “delta” of the relevant financial instrument is at least 0.80, if it is a “simple” contract, or (ii) the financial instrument meets a “substantial equivalence” test, if it is a “complex” contract.

“Delta” for this purpose is generally defined as the ratio of the change in the fair market value of a financial instrument to a small change in the fair market value of the number of shares of the Underlying Security. The “substantial equivalence” test measures whether a complex contract tracks its “initial hedge” (shares of the Underlying Security that would fully hedge the contract) more closely than would a “benchmark” simple contract with a delta of 0.80.

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The calculations are generally made at the “calculation date,” which is the earlier of (i) the time of pricing of the security, i.e., when all material terms have been agreed on, and (ii) the issuance of the security. However, if the time of pricing is more than 14 calendar days before the issuance of the security, the calculation date is the date of the issuance of the security. In those circumstances, information regarding our final determinations for purposes of Section 871(m) may be available only after the time of pricing of the security. As a result, you should acquire such a security only if you are willing to accept the risk that the security is treated as a Specified ELI subject to withholding under Section 871(m).

If the terms of a security are subject to a significant modification (for example, upon an event discussed below under “Possible Taxable Event”), the security may be treated as reissued for this purpose and could become a Specified ELI at the time of the significant modification, depending on the application of the rules at that time to the security. If, pursuant to the terms of a security, an Underlying Security is added to (or substituted into) the composition of the security’s Market Measure(s) after the issuance of the security, whether or not resulting in a significant modification, we may determine that the security is subject to withholding under Section 871(m) at that later time. Accordingly, prospective investors should acquire such a security with the understanding that withholding may apply to payments thereon.

If a security is a Specified ELI, withholding in respect of dividend equivalents will, depending on the issuer or applicable withholding agent’s circumstances, generally be required either (i) on the underlying dividend payment date or (ii) when cash payments are made on the security or upon the date of maturity, lapse or other disposition of the security by you, or possibly upon certain other events. Depending on the circumstances, we or the applicable withholding agent may withhold the required amounts from coupons or other payments on the security, from proceeds of the retirement or other disposition of the security, or from your other cash or property held by us or the withholding agent. If withholding applies, you should expect that we or the withholding agent will withhold at the applicable statutory rate.

The dividend equivalent amount will include the amount of any actual or, under certain circumstances, estimated dividend. If the dividend equivalent amount is based on the actual dividend, it will be equal to the product of: (i) in the case of a “simple” contract, the per-share dividend amount, the number of shares of an Underlying Security and the delta; or (ii) in the case of a complex contract, the per-share dividend amount and the initial hedge. The per-share dividend amount will be the actual dividend (including any special dividends) paid with respect to a share of the Underlying Security. If the dividend equivalent amount is based on an estimated dividend, we will provide the information on how to obtain the estimated amounts in the relevant pricing supplement for the securities.

Depending on the terms of a security and whether or not it is issued prior to 2027, the pricing supplement may contain additional information relevant to Section 871(m).

Prospective purchasers of the securities should consult their tax advisers regarding the potential application of Section 871(m) to a particular security and, if withholding applies, whether they are eligible for a refund of any part of the withholding tax discussed above on the basis of an applicable U.S. income tax treaty, as well as the process for obtaining such a refund (which will generally require the filing of a U.S. federal income tax return). In some circumstances, it may not be possible for you to obtain the documentation necessary to support a refund claim under an applicable treaty. Our determination is binding on you and withholding agents, but it is not binding on the IRS. The Section 871(m) regulations require complex calculations to be made with respect to securities linked to equities that could pay U.S.-source dividends and their application to a specific issue of securities may be uncertain. Accordingly, even if we determine that certain securities are not Specified ELIs, the IRS could challenge our determination and assert that withholding is required in respect of those securities. Moreover, your consequences under Section 871(m) may depend on your particular circumstances. For example, if you enter into other transactions relating to an Underlying Security, you could be subject to withholding tax or income tax liability under Section 871(m) even if the securities are not Specified ELIs subject to Section 871(m) as a general matter. You should consult your tax advisers regarding the application of Section 871(m) in your particular circumstances.

We, or our agents, including Wells Fargo Securities, will not be required to pay any additional amounts with respect to U.S. federal withholding taxes.

FIRPTA

Section 897 of the Code, commonly referred to as “FIRPTA,” applies to certain interests in entities that beneficially own significant amounts of United States real property interests (each, a “USRPI”). As discussed above, we will not attempt to ascertain whether any Underlying Issuer should be treated as a USRPHC for purposes of Section 897 of the Code (including a non-corporate entity treated for relevant purposes of Section 897 of the Code as a USRPHC). If an Underlying Issuer were so treated, it is possible that, subject to the exceptions discussed in the following paragraph, a security could be treated as a USRPI, in which case any gain from the disposition of the security would generally be subject to U.S. federal income tax and would be required to be reported by you on a U.S. federal income tax return, generally in the same manner as if you were a U.S. Holder, and would in certain cases be subject to withholding in the amount of 15% of the gross proceeds of such disposition.

An exception to the FIRPTA rules applies in respect of interests in entities that have a regularly traded class of interests outstanding. Under this exception, a security that is not “regularly traded” on an established securities market generally should not be subject to the FIRPTA rules unless its fair market value upon acquisition exceeds 5% of the Underlying Issuer’s regularly traded class of interests as specified in the applicable Treasury regulations. Certain attribution and aggregation rules apply, and prospective purchasers are urged to consult their tax advisers regarding whether their ownership interest in the securities will be subject to an exemption from the FIRPTA rules in light of their circumstances, including any other interest they might have in an Underlying Issuer.

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Effectively Connected Income

If you are engaged in a U.S. trade or business, and if income or gain from the securities is effectively connected with the conduct of that trade or business, you generally will be subject to regular U.S. federal income tax with respect to that income or gain in the same manner as if you were a U.S. Holder, subject to the provisions of an applicable income tax treaty. If you are a corporation, you should also consider the potential application of a 30% (or lower treaty rate) branch profits tax. You will be required to provide an IRS Form W-8ECI to the applicable withholding agent to establish an exemption from withholding for amounts, otherwise subject to withholding, paid on a security. If this paragraph applies to you, you should consult your tax adviser with respect to other U.S. tax consequences of the ownership and disposition of the security, including the possible imposition of a 30% branch profits tax if you are a corporation.

Alternative Treatment as Debt Instruments

As discussed above, due to the absence of authorities that directly address the proper tax treatment of the securities, no assurance can be given that the IRS will accept, or that a court will uphold, the intended treatment of the securities described above. For example, securities may be recharacterized by the IRS as debt instruments for U.S. federal income tax purposes.

Contingent Payment Debt Instruments

The IRS could assert that certain securities not described in the subsequent paragraph are treated as “continent payment debt instruments.” If the IRS were successful in asserting that treatment, the timing and character of income thereon would be significantly affected. Among other things, a U.S. Holder would be required to accrue into income original issue discount on the securities every year at a “comparable yield” determined at the time of their issuance, adjusted upward or downward to reflect the difference, if any, between the actual and the projected amount of any contingent payments on the securities. Furthermore, any gain realized by a U.S. Holder at maturity or upon a sale, exchange or other disposition of the securities would be treated as ordinary income, and any loss would be treated as an ordinary loss to the extent of the U.S. Holder’s prior original issue discount accruals and as capital loss thereafter. The risk that financial instruments providing for downside protection features would be recharacterized for U.S. federal income tax purposes as debt instruments is greater than the risk of recharacterization for comparable financial instruments that do not have such features.

Short Term Securities

In the case of securities with a term of one year or less (taking into account the last possible date that the securities could be outstanding), the IRS could seek to treat the securities as short-term debt instruments. If the IRS were successful in asserting this treatment, a security generally will be treated as issued at a discount equal to the sum of all payments required on the security minus its issue price. Under this alternative treatment, if you are an accrual-method U.S. Holder you will be subject to rules that generally require accrual of the discount on a straight-line basis, unless you elect a constant-yield method of accrual based on daily compounding. Under this alternative treatment, it is not clear whether or how any accrual should be determined prior to the relevant determination date for a contingent payment. Upon the scheduled retirement of such a short-term security, if the amount received exceeds your tax basis in the security and you are a U.S. Holder, the excess will generally be treated as ordinary income. Upon a sale, exchange or early redemption of a short-term security, if you are a U.S. Holder you will recognize gain or loss in an amount equal to the difference between the amount received and your tax basis in the security. With respect to a short term security that provides for contingent payments, it is unclear whether or to what extent any gain in excess of the accrued discount from a sale, exchange or early redemption should be treated as short term capital gain or ordinary income.

Withholding on Payments to Non-U.S. Holders

If any income on a security is treated in whole or in part as interest income, the rules set forth in “Tax Consequences to Non-U.S. Holders—Treatment of Interest Income” will apply.

Possible Taxable Event

A change to a Market Measure (resulting from, for example, a reorganization event) could result in a significant modification of the affected securities. A change in the methodology by which a Market Measure is calculated, a change in the components of a Market Measure, a change in the timing or amount of payments on a security due to a market disruption event, the designation of a successor Market Measure, or the designation of a substitute or successor rate or other similar circumstances resulting in a material change to a Market Measure could also result in a significant modification of the affected securities. In particular, the modification of a Market Measure as the result of the active management of an Index underlying a security could result in a significant modification of such security. Additionally, in certain circumstances where our obligations under the securities are assumed by another entity, such substitution could result in a significant modification of the affected securities.

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A significant modification may result in the securities being treated as redeemed and reissued for U.S. federal income tax purposes. In that event, if you are a U.S. Holder, you might be required to recognize gain or loss (subject to possible recapitalization treatment or, in the case of loss, the possible application of the wash sale rules) with respect to the securities, and your holding period for your securities could be affected. Moreover, depending on the facts at the time of the significant modification, the reissued securities could be characterized for U.S. federal income tax purposes in a manner different from their original treatment, which could have a significant and potentially adverse effect on the timing and character of income you recognize with respect to the securities after the significant modification. In addition, a significant modification could result in adverse U.S. federal withholding tax consequences to a Non-U.S. Holder.

You should consult your tax adviser regarding the consequences of a significant modification of the securities.

Reportable Transactions

Applicable Treasury regulations require taxpayers that participate in a “reportable transaction” to disclose their participation to the IRS by attaching Form 8886 to their tax returns and retain a copy of all documents and records related to the transaction. In addition, organizers and sellers of such transactions are required to maintain records, including lists identifying investors in the transactions, and must furnish those records to the IRS upon demand. Reportable transactions include, among other things, certain transactions identified by the IRS as well as certain losses recognized in an amount that exceeds a specified threshold level.

In October 2015, Treasury and the IRS released notices designating certain “basket options,” “basket contracts” and substantially similar transactions as “reportable transactions.” In July 2024, Treasury and the IRS issued proposed regulations that include rules substantially similar to the notices but that, if finalized, would instead designate all such transactions as “listed transactions” (whereas under the notices only basket options were identified as listed transactions, while other basket contracts were identified as “transactions of interest”). The notices and proposed regulations apply to specified transactions in which a taxpayer or its “designee” exercises discretion to change the assets underlying a financial instrument. Certain exceptions apply (e.g., in the case of securities treated as contingent payment debt instruments for U.S. federal income tax purposes, or if the Market Measure is an Index that is widely used or tracks a broad market or market segment). If we, an index sponsor, a calculation agent or other person were to exercise certain discretion under the terms of a security (for example to change the Market Measures (or in the case of an Index, the Index components)) and were treated as a holder’s designee for these purposes, unless an exception applied certain holders of the relevant securities may be required to report certain information to the IRS, as set forth in the applicable Treasury regulations or be subject to substantial penalties and other adverse consequences. We may also be required to report information regarding the transaction to the IRS. Once the proposed regulations are finalized, reporting may be required even with respect to certain securities issued prior to the date of finalization.

Information Reporting and Backup Withholding

Payments on the securities as well as the proceeds of a taxable disposition (including retirement) of the securities generally will be subject to information reporting and, if you fail to provide certain identifying information (such as an accurate taxpayer identification number if you are a U.S. Holder) or meet certain other conditions, generally will be subject to backup withholding, unless you are an exempt recipient and, if required, you establish your exempt status. If you are a Non-U.S. Holder that provides the applicable withholding agent with the appropriate IRS Form W-8, you will generally establish an exemption from backup withholding. Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against your U.S. federal income tax liability, provided the relevant information is timely furnished to the IRS. We, or our agents, including Wells Fargo Securities, will not be required to pay any additional amounts with respect to any backup withholding.

FATCA

Legislation commonly known as “FATCA” and Treasury regulations thereunder generally impose a withholding tax of 30% on payments to certain non-U.S. entities (including financial intermediaries) with respect to certain financial instruments, unless various U.S. information reporting and due diligence requirements (that are in addition to, and potentially significantly more onerous than, the requirement to deliver an IRS Form W-8) have been satisfied. An intergovernmental agreement between the United States and the non-U.S. entity’s jurisdiction may modify these requirements. Withholding under FATCA applies to payments of U.S.-source “fixed or determinable annual or periodical” (FDAP) income. As discussed above, we intend to treat payments we make on the securities as giving rise to U.S.-source income. While the FATCA rules also require withholding on payments of gross proceeds from dispositions of financial instruments that provide for U.S.-source income, proposed regulations would eliminate this requirement with respect to gross proceeds, and Treasury has stated that taxpayers may rely on these proposed regulations pending their finalization. If you are a Non-U.S. investor, or a U.S. Holder holding securities through a non-U.S. financial intermediary, you should consult your tax adviser regarding the potential application of FATCA to the securities, including the availability of certain refunds or credits.

We, or our agents, including Wells Fargo Securities, will not be required to pay any additional amounts with respect to any withholding taxes.

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U.S. Federal Estate Tax

If you are an individual Non-U.S. Holder or an entity the property of which is potentially includible in such an individual’s gross estate for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers), you should note that, absent an applicable treaty exemption, a security may be treated as U.S.-situs property subject to U.S. federal estate tax. If you are such an individual or entity, you should consult your tax adviser regarding the U.S. federal estate tax consequences of investing in the securities.

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Supplemental Plan of Distribution

Delivery of the securities will be made against payment therefor on or about the issue date specified in the applicable pricing supplement. Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, if the applicable pricing supplement specifies that the issue date is more than one business day after the applicable pricing date, purchasers who wish to trade such securities at any time prior to the first business day preceding the applicable issue date will be required, by virtue of the fact that the securities will not settle in T+1, to specify an alternative settlement cycle at the time of any such trade to prevent a failed settlement; such purchasers should also consult their own advisors in this regard.

The securities and the related offer to purchase securities and sale of securities under the terms and conditions provided herein do not constitute a public offering in any non-U.S. jurisdiction, and are being made available only to individually identified investors pursuant to a private offering as permitted in the relevant jurisdiction. The securities are not, and will not be, registered with any securities exchange or registry located outside of the United States and have not been registered with any non-U.S. securities or banking regulatory authority. The contents of this product supplement have not been reviewed or approved by any non-U.S. securities or banking regulatory authority. Any person who wishes to acquire the securities from outside the United States should seek the advice or legal counsel as to the relevant requirements to acquire these securities.

Prohibition of Sales to European Economic Area Retail Investors

The securities will not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe the securities, and a “retail investor” means a person who is one (or more) of: (a) a retail client, as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (b) a customer, within the meaning of Directive (EU) 2016/97, as amended, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (c) not a qualified investor as defined in Regulation (EU) (2017/1129) (the “Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the securities or otherwise making them available to retail investors in the EEA has been prepared, and therefore, offering or selling the securities or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

Prohibition of Sales to United Kingdom Retail Investors

The securities will not be offered, sold or otherwise made available to any retail investor in the United Kingdom. For these purposes, a retail investor means a person who is one (or more) of: (a) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018; or (b) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018; or (c) not a qualified investor as defined in the Prospectus Regulation as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018. Consequently no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (the “UK PRIIPs Regulation”) for offering or selling the securities or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the securities or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.

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